Exhibit 4.1

ATLANTIC POWER CORPORATION
as Issuer

The GUARANTORS named herein

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

INDENTURE

Dated as of November 4, 2011

9% Senior Notes due 2018, Series A

9% Senior Notes due 2018, Series B

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A
(b)	7.08; 7.10; 11.02
(b)(1)	7.10
(b)(9)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.02; 4.11; 11.02
(b)	N.A.
(c)(1)	11.04; 11.05
(c)(2)	11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01; 7.02
(b)	7.05; 11.02
(c)	7.01
(d)	6.05; 7.01; 7.02
(e)	6.11
316 (a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	8.02
(b)	6.07
(c)	8.04
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
(c)	8.04
318 (a)	11.01

N.A. means Not Applicable

NOTE:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

INDENTURE, dated as of November 4, 2011, among Atlantic Power Corporation, a British Columbia corporation (“Atlantic Power”), each of the GUARANTORS (as defined herein) and Wilmington Trust, National Association, as Trustee (the “Trustee”).

Atlantic Power has duly authorized the creation of an issue of Series A 9% Senior Notes due 2018 (the “Initial Notes”) and Series B 9% Senior Notes due 2018 (the “Exchange Notes”) and, to provide therefor, Atlantic Power and each Guarantor has duly authorized the execution and delivery of this Indenture.  All things necessary to make the Notes, when duly issued and executed by Atlantic Power, and authenticated and delivered hereunder, and the Guarantees, when duly issued and executed by the Guarantors, the valid obligations of Atlantic Power and the Guarantors, and to make this Indenture a valid and binding agreement of Atlantic Power and the Guarantors, have been done.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.                             Definitions.

“Acquisition” means the acquisition of CPILP by Atlantic Power on the same or substantially similar terms described in the Offering Memorandum.

“Affiliate” means as applied to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for services of notices and demands.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)                                  1.0% of the principal amount of such Note, and

(2)                                  the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on November 15, 2014 (such redemption price being described under “Optional Redemption”) plus (ii) all required interest payments due on such Note through November 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Note.

The Trustee shall have no duty to calculate, or verify the calculation of, the Applicable Premium.

“Atlantic Power” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

“Attributable Debt” means the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations for net rental payments required to be paid during the remaining term of any lease of more than 12 months.

“Board of Directors” means either the Board of Directors of Atlantic Power or (except for the purposes of clause (iii) of the definition of “Change of Control”) any committee of such Board of Directors duly authorized to act under this Indenture.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or other day on which the Trustee or commercial banking institutions in New York City are authorized or required by law to close.

“Capital Lease Obligations” of either Atlantic Power or any Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of, or interests in (however designated), the equity of such Person which is outstanding or issued on or after the Issue Date, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests of such Person.

“Certificated Notes” means one or more certificated Notes in definitive registered form and issued in accordance with Section 2.15 of this Indenture, substantially in the form of Exhibit A hereto, as applicable, except that such Note shall not bear the Global Note Legend.

“Change of Control” means the occurrence of one or more of the following events:  (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Atlantic Power (determined on a consolidated basis) to any Person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than any Wholly Owned Subsidiary of Atlantic Power) will have become the beneficial owner of more than 50% of the outstanding Voting Stock of Atlantic Power, or (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved) cease to constitute a majority of the Board of Directors.

“Change of Control Triggering Event” means the occurrence of a Rating Event and a Change of Control.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of common stock of such Person which is outstanding or issued on or after the Issue Date, including, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                  an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of indebtedness) plus any net loss realized by such Person or any of its Subsidiaries in connection with an asset sale or other disposition to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                  provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)                                  the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                  any expenses, accruals, payments or charges or any amortization thereof related to any equity offering, investment, acquisition, disposition, recapitalization or indebtedness permitted to be incurred by the indenture including a refinancing, amendment or modification thereof (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and related transactions described in the Offering Memorandum, and deducted in computing Consolidated Net Income; plus

(5)                                  any professional and underwriting fees related to any equity or debt offering, investment, acquisition, recapitalization or indebtedness permitted to be incurred under the indenture and, in each case, deducted in such period in computing Consolidated Net Income; plus

(6)                                  the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus

(7)                                  any non-cash gain or loss attributable to mark to market adjustments in connection with Hedging Obligations; plus

(8)                                  any writeoffs, writedowns or other non-cash losses or charges reducing Consolidated Net Income for such period, excluding any such loss or charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(9)                                  all items classified as extraordinary, unusual or nonrecurring non-cash losses or charges (including, without limitation, severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus

(10)                            depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(11)                            all non-cash losses or expenses included or deducted in calculating net income (or loss) for such period, including, without limitation, any non-cash loss or expense due to the application of FAS No. 106 regarding post-retirement benefits, FAS No. 133 regarding hedging activity, FAS No. 142 regarding impairment of goodwill, FAS No. 150 regarding accounting for financial instruments with debt and equity characteristics and non-cash expenses deducted as a result of any grant of equity interests to employees, officers or directors, but excluding any non-cash loss or expense (A) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (B) relating to a write-down, write-off or reserve with respect to accounts and inventory; plus

(12)                            any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Atlantic Power or net cash proceeds of an issuance of equity interests of Atlantic Power (other than Disqualified Stock); plus

(13)                            severance, signing bonus, relocation costs or expenses, any fees or expenses incurred or paid by Atlantic Power and its Subsidiaries in connection with the transactions described in the Offering Memorandum (including expenses in connection with any Hedging Obligations or other derivative instruments), integration costs, duplicative running costs, transition costs, pre-opening, opening, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, costs incurred in connection with acquisitions (whether or not successful) and non-recurring costs and charges (including costs and expenses relating to business optimization programs and new systems design and implementation costs, project start-up costs and restructuring charges), accruals or reserves (including restructuring costs related to acquisitions after the date of the Indenture and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges); minus

(14)                            non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP (including, without limitation, any increase in amortization or depreciation or other non-cash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date).

“Consolidated Net Assets” means (a) as of the Issue Date and until Atlantic Power furnishes its quarterly report for the nine months ended September 30, 2011 to the Holders in accordance with Section 4.02, (x) prior to the date of the Acquisition, $954.8 million and (y) after the date of the Acquisition, $3,286 million and (b) on and after Atlantic Power furnishes such quarterly report to the Holders in accordance with Section 4.02, the aggregate amount of assets (less reserves and other deductible items) after deducting current liabilities, as shown on the consolidated balance sheet of Atlantic Power and its Subsidiaries contained in the latest quarterly or annual report, as the case may be, furnished to the Holders in accordance with Section 4.02.  Notwithstanding the foregoing, if Atlantic Power furnishes its quarterly report for the nine months ended September 30, 2011 to the Holders in accordance with Section 4.02 prior to the consummation of the Acquisition and the Acquisition subsequently occurs, Consolidated Net Assets will be deemed to be $3,286 million as of September 30, 2011.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                  the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions or other payments (including pursuant to other intercompany payments) paid or payable in cash or cash equivalents to the specified Person or a Subsidiary of the Person;

(2)                                  the cumulative effect of a change in accounting principles will be excluded;

(3)                                  any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including, without limitation, relating to severance, relocation and one-time compensation charges) shall be excluded;

(4)                                  any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under FASB 123R or otherwise;

(5)                                  any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(6)                                  any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions shall be excluded;

(7)                                  any gains and losses related to currency re-measurements of indebtedness (including the net loss or gain (i) resulting from Hedging Obligations for currency exchange risk and (ii) resulting from intercompany indebtedness) shall be excluded;

(8)                                  any adjustments resulting from the application of FAS No. 133 and International Accounting Standard No. 39 and their respective related pronouncements and interpretations shall be excluded;

(9)                                  any income (loss) for such period attributable to the extinguishment of (i) indebtedness, (ii) obligations under any Hedging Obligation or (iii) other derivative instruments, shall be excluded; and

(10)                            any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Wilmington Trust, National Association, 246 Goose Lane, Suite 105, Guilford, CT 06437, Attn:  Corporate Trust Services—Atlantic Power Administrator.

“CPILP” means Capital Power Income L.P., a publicly traded Canadian limited partnership.

“Credit Facilities” means one or more debt facilities, including the Senior Secured Revolving Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the Indenture) or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Curtis Palmer” means Curtis Palmer LLC, a Delaware limited liability company.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by Atlantic Power, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Atlantic Power to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Atlantic Power may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under Section 4.06.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Atlantic Power and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Subsidiary of Atlantic Power that was formed under the laws of the United States, any state thereof or the District of Columbia, or the laws of Canada, any province thereof or any territory thereof or that guarantees or otherwise provides direct credit support for any indebtedness of Atlantic Power. “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offering for cash by Atlantic Power of its Capital Stock, or options, warrants or rights with respect to its Capital Stock other than (x) offerings with respect to Atlantic Power’s Capital Stock, or options, warrants or rights, registered on Form S-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” has the meaning provided in the preamble of this Indenture.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, determined on a consolidated basis, the ratio of the Consolidated Cash Flow of such Person and its subsidiaries for such period to the Fixed Charges of such Person and its subsidiaries for such period.  In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Atlantic Power (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such investment, disposition, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                  investments and acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on the same pro forma basis;

(2)                                  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

(4)                                  any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such four-quarter period;

(5)                                  any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such four-quarter period;

(6)                                  if any indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such indebtedness);

(7)                                  interest on a capitalized lease obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Atlantic Power to be the rate of interest implicit in such capitalized lease obligation in accordance with GAAP;

(8)                                  interest on any indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such indebtedness during the applicable period; and

(9)                                  interest on indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen or, if none, then based upon such optional rate chosen as Atlantic Power may designate.

If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into Atlantic Power or any Subsidiary since the beginning of such period) shall have made any investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable four-quarter period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                  the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedge Agreements or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)                                  the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3)                                  any interest accruing on indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or lien is called upon; plus

(4)                                  the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of Atlantic Power (other than Disqualified Stock) or to Atlantic Power or a Subsidiary of Atlantic Power, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

(5)                                  interest income for such period.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Issue Date.  At any time after the Issue Date, Atlantic Power may elect to apply IFRS accounting principles in lieu of GAAP and upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of any such election (except as otherwise expressly provided); provided that any such election, once made, shall be irrevocable; provided further that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to Atlantic Power’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.  Atlantic Power shall give written notice of any such election made in accordance with this definition to the Trustee.

“Guarantee” means (i) with respect to each Guarantor (other than Curtis Palmer), the guarantee by such Guarantor of the obligations of Atlantic Power with respect to the Notes and (ii) with respect to Curtis Palmer, the guarantee by Curtis Palmer of the obligations of CPILP on the date on which Curtis Palmer executes a supplemental indenture substantially in the form of Exhibit E hereto.

“Guarantor” means each Wholly-Owned Domestic Subsidiary of Atlantic Power that executes a Guarantee on the Issue Date and each other Subsidiary that in the future executes a Guarantee pursuant to Section 4.07 hereof or otherwise; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor at such time when its Guarantee is deemed released and of no further force and effect in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and

(2)                                  (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“indebtedness” means indebtedness for borrowed money represented by notes, bonds, debentures or similar evidences of indebtedness to the extent such indebtedness would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that indebtedness will not be deemed to include undrawn letters of credit or reimbursement obligations repaid within 90 days.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Notes” has the meaning provided in the preamble to this Indenture.

“Initial Purchasers” means Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Macquarie Capital (USA) Inc.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Issue Date” means November 4, 2011, the date of initial issuance of the Notes.

“Letter of Transmittal” means the letter of transmittal to be prepared by Atlantic Power and sent to all Holders of the Notes for use by such Holders in connection with the Registered Exchange Offer.

“Liens” means such pledges, mortgages, security interests and other liens on any Principal Property of Atlantic Power or a Subsidiary which secure Secured Indebtedness.

“Material Subsidiary” of any Person means, as of any date, any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act of 1933, as amended.

“Maturity Date” means November 15, 2018.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Cash Proceeds” means, with respect to any issuance or sale of securities in an Equity Offering, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion.

“Net Proceeds” means the aggregate cash proceeds received by Atlantic Power in respect of the sale of the Principal Property sold and leased pursuant to any sale and leaseback transaction, net of the direct costs relating to such transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the transaction, taxes paid or payable as a result of the transaction, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of indebtedness and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, any Additional Notes and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Offering Memorandum” means the final offering memorandum, dated October 26, 2011, related to the issuance and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Secretary or any Assistant Secretary, the Chief Financial Officer, Chief Accounting Officer, any Managing Director or any Treasurer of such Person.

“Officer’s Certificate” means with respect to any Person, a certificate signed by at least one Officer of such Person.

“Opinion of Counsel” means a written opinion from legal counsel complying with the requirements of this Indenture who, subject to any express provisions hereof, may be an employee of or counsel for Atlantic Power or any Subsidiary of Atlantic Power.

“Permitted Indebtedness” means, with respect to Atlantic Power or any of the Guarantors,

(1)                                  indebtedness outstanding under one or more Credit Facilities for indebtedness in an aggregate principal amount not to exceed the greater of (i) $350,000,000 and (ii) 10% of Consolidated Net Assets at any time outstanding;

(2)                                  indebtedness represented by purchase money mortgages and construction cost mortgages existing at or incurred within 365 days of the time of acquisition or completion of such construction or commencement of full operation of such property, whichever is later;

(3)                                  indebtedness represented by any mortgage existing on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels);

(4)                                  indebtedness represented by the Notes and the Guarantees issued on the Issue Date (and any Guarantees of the Notes issued after the Issue Date) and any notes issued in exchange for the Notes (and any Guarantees thereof) pursuant to the Registration Rights Agreement;

(5)                                  indebtedness outstanding on the date of the indenture (and indebtedness acquired in connection with the Acquisition and described in the Offering Memorandum if the Acquisition occurs after the Issue Date);

(6)                                  indebtedness in respect of workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges;

(7)                                  undetermined mortgages and charges incidental to construction or maintenance;

(8)                                  indebtedness under any Hedging Obligation;

(9)                                  indebtedness of Atlantic Power to a Guarantor or a Subsidiary or indebtedness of a Guarantor to Atlantic Power or another Subsidiary that is not a Guarantor; provided that any such indebtedness owing to a Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes;

(10)                            indebtedness represented by cash management obligations and other obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts;

(11)                            indebtedness arising from agreements of Atlantic Power or any Guarantor providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary;

(12)                            indebtedness and obligations in respect of (i) standby letters of credit, performance, bid, appeal and surety bonds, completion guarantees, bank guarantees, workers’ compensation claims, self-insurance obligations, bankers’ acceptances, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments, including guarantees or obligations with respect thereto, and similar obligations provided by Atlantic Power or any of the Guarantors in the ordinary course of business and (ii) deferred compensation or other similar arrangements incurred by Atlantic Power or any of the Guarantors;

(13)                            indebtedness consisting of indebtedness issued by Atlantic Power or any Guarantor to current or former officers, directors, employees or consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Atlantic Power, any Guarantor or any of their direct or indirect parent companies to the extent described in clause (4) of the second paragraph under Section 4.06(b);

(14)                            the incurrence of indebtedness or the issuance of Disqualified Stock by Atlantic Power or any of the Guarantors the net proceeds of which are used to finance an acquisition of Persons (including the acquisition portion of the Transaction) by Atlantic Power or any of the Guarantors or a merger of such Persons into Atlantic Power or any of its Guarantors not in violation of the terms of this Indenture;

(15)                            the incurrence of Atlantic Power or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any indebtedness (other than intercompany indebtedness) that was permitted by the indenture to be incurred under the covenant described in Section 4.03 and clauses (4), (5), (14), (15) and (16) of this definition of “Permitted Indebtedness”; and

(16)                            additional indebtedness or Disqualified Stock in aggregate amount at any time outstanding not to exceed 15% of the Consolidated Net Assets.

For purposes of determining compliance with Section 4.03 and this definition of “Permitted Indebtedness,” in the event that an item of proposed indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the covenant described in Section 4.03, Atlantic Power will be permitted to classify such item of indebtedness or Disqualified Stock on the date of its incurrence or issuance, or later reclassify all or a portion of such item of indebtedness or Disqualified Stock, in any manner that complies with such covenant and definition.  Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Indebtedness.  The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any indebtedness in the form of additional indebtedness with the same terms, the reclassification of preferred stock as indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Atlantic Power as accrued.  Notwithstanding any other provision of this covenant, the maximum amount of indebtedness that Atlantic Power or any Subsidiary may incur or Disqualified Stock they may issue pursuant to such covenant and definition of Permitted Indebtedness shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any indebtedness outstanding as of any date will be:

(1)                                  the accreted value of the indebtedness, in the case of any indebtedness issued with original issue discount;

(2)                                  the principal amount of the indebtedness, in the case of any other indebtedness; and

(3)                                  in respect of indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the fair market value of such assets at the date of determination; and

(b) the amount of the indebtedness of the other Person.

“Permitted Refinancing Indebtedness” means any indebtedness of Atlantic Power or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other indebtedness of Atlantic Power or any of its Subsidiaries (other than intercompany indebtedness); provided that:

(1)                                  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)                                  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)                                  if the indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)                                  such indebtedness is incurred either by Atlantic Power or by the Subsidiary who is the obligor on the indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person which is outstanding or issued on or after the Issue Date.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for power generation, transmission or distribution directly owned or leased by Atlantic Power and having a net book value in excess of 2% of Consolidated Net Assets, except such as the principal executive officer, president and principal financial officer of Atlantic Power determine in good faith is not of material importance to the total business conducted or assets owned by Atlantic Power and its Subsidiaries, taken as a whole.

“Qualified Institutional Buyer” has the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means, with respect to any series of Notes, (a) each of Moody’s and S&P, and (b) if either Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the control of Atlantic Power, a “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by Atlantic Power as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes of such series is lowered by both Rating Agencies on any day within the period commencing on the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or Atlantic Power’s intention to effect a Change of Control, and ending 60 days following the consummation of such Change of Control (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies).  It shall be Atlantic Power’s obligation to determine if a Rating Event has occurred and the Trustee shall have no obligation to determine or verify if such an event has occurred or to notify the holders if such an event has occurred.

“Record Date” for interest payable on any Interest Payment Date (except a date for payment of default interest) means the May 1 and November 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price” when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date among Atlantic Power, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreement among Atlantic Power, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented form time to time relating to rights given by the Atlantic Power to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Reporting Failure” means the failure of Atlantic Power to furnish with the Trustee (or file with the Commission in lieu thereof) all quarterly and annual financial and current reports that are required to be furnished in accordance with the provisions described in Section 4.02.  A Reporting Failure will be deemed to be cured and any resulting Default or Event of Default rescinded upon the furnishing or filing of such report or information with the Trustee (or the Commission in lieu thereof).

“Resale Restriction Termination Date” means the later of (x) the date which is one year after the later of the date the Initial Notes or any Additional Notes, as the case may be, were issued and the last date on which Atlantic Power or any Affiliate of Atlantic Power was the owner of any such Initial Notes or Additional Notes, as the case may be, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Security” has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Secured Indebtedness” has the meaning set forth in Section 4.04.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Senior Secured Revolving Credit Facility” means the $300 million revolving credit facility to be entered into on or about the Issue Date by and among Atlantic Power, Atlantic Power Generation, Inc. and Atlantic Power Transmission, Inc., as borrowers, the guarantors party thereto and a syndicate of lenders.

“Special Mandatory Redemption Date” means the earlier to occur of (1) January 15, 2012, if the Acquisition has not been completed on or prior to December 15, 2011, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Arrangement Agreement (as defined in the Offering Memorandum) for any reason (other than as a result of or after the consummation of the Acquisition).

“Subsidiary” means, with respect to any person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

“Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer, trust officer or person performing similar functions to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Certificated Note” means a Certificated Note that does not bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that is deposited with or on behalf of and registered in the name of the Depository, representing Notes that do not bear the Private Placement Legend.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination.

“U.S. Government Obligations” means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person or other Persons performing similar functions.

“Wholly Owned” means, with respect to (1) any Subsidiary that is a corporation, a Subsidiary all of the outstanding Capital Stock of which is owned by Atlantic Power and/or one or more Wholly Owned Subsidiaries (or a combination thereof) of Atlantic Power and (2) any other Subsidiary, a Subsidiary all of the interests of which is owned by Atlantic Power and/or one or more Wholly Owned Subsidiaries (or a combination thereof) of Atlantic Power.

Section 1.02.                             Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Additional Amounts”	4.10
“Additional Interest”	Exhibits A and B
“Additional Notes”	2.02
“Agent Members”	2.15
“Authenticating Agent”	2.02
“Bankruptcy Code”	9.04
“Bankruptcy Law”	6.01
“Base Currency”	11.13
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Covenant Defeasance”	9.03
“Custodian”	6.01
“Event of Default”	6.01
“Future Guarantor”	10.03
“Global Note Legend”	2.17
“Global Notes”	2.01
“incur”	4.03
“Indemnified Tax”	4.10
“Indirect Participant”	2.15
“Judgment Currency”	11.13
“Legal Defeasance”	9.02
“Legal Holiday”	11.07
“144A Global Note”	2.01
“Paying Agent”	2.03
“Private Placement Legend”	2.17
“rate(s) of exchange”	11.13
“Refunding Capital Stock”	4.06(b)(2)
“Registered Exchange Offer”	2.16
“Registrar”	2.03
“Registration Default”	Exhibit A
“Regulation S Global Note”	2.01
“Relevant Taxing Jurisdiction”	4.10
“Restricted Payments”	4.06(b)
“Repurchase Date”	4.08

Term	Defined in Section
“Secured Indebtedness”	4.05
“Taxes”	4.09
“Treasury Capital Stock”	4.06(b)(2)

Section 1.03.                             Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.                             Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           words used herein implying any gender shall apply to every gender;

(6)           “$”, “U.S. Dollars” and “Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(7)           whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest and Additional Amounts to the extent that, in such context, Additional Interest and/or Additional Amounts are, were or would be payable in respect thereof.

ARTICLE 2

THE NOTES

Section 2.01.                            Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage.  The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both Atlantic Power and the Trustee.  Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Atlantic Power and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of one or more permanent global Notes (the “Global Notes”).  Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “144A Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the “Regulation S Global Note”), and in each case shall be deposited with the Trustee, as custodian for the Depository, duly executed by Atlantic Power and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

Section 2.02.                             Execution and Authentication.

The Notes shall be executed on behalf of Atlantic Power by two Officers of Atlantic Power or an Officer and the Secretary of Atlantic Power.  Such signatures may be either manual or facsimile.

If an Officer or Secretary whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee signs the certificate of authentication on the Note.  Such signature shall be manual.  Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee or an authentication agent (the “Authenticating Agent”) shall authenticate (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $460,000,000, (ii) additional Notes (“Additional Notes”) for original issue following the date of this Indenture in unlimited aggregate principal amount (so long as permitted by the terms of this Indenture) for original issue upon a written order of Atlantic Power in the form of an Officer’s Certificate in aggregate principal amount as specified in such order, and (iii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes or Additional Notes, as the case may be, in each case upon written orders of Atlantic Power in the form of an Officer’s Certificate.  The Officer’s Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as a Global Note or Certificated Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.  In authenticating the Notes (other than the Initial Notes), the Trustee shall receive, and subject to the TIA will be fully protected in relying upon, an Opinion of Counsel stating:

(1)           if the form of the Notes has been established in conformity with the provisions of this Indenture,

(2)           that this Indenture, the Guarantees and such Notes, when authenticated and delivered by the Trustee and issued by Atlantic Power in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of Atlantic Power and each Guarantor enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and

(3)           that all conditions precedent set forth in this Indenture in respect of the authentication and delivery by the Trustee of such Notes have been complied with.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an Authenticating Agent to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to Atlantic Power.  An Authenticating Agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.  An Authenticating Agent has the same right as an Agent to deal with Atlantic Power and Affiliates of Atlantic Power.

The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03.                             Registrar and Paying Agent.

Atlantic Power shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which shall initially be the Corporate Trust Office of the Trustee, and Atlantic Power shall maintain an office or agency where notices and demands to or upon Atlantic Power in respect of the Notes and this Indenture may be served,.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Registrar shall provide Atlantic Power a current copy of such register from time to time upon request of Atlantic Power.  Atlantic Power may have one or more co-Registrars and one or more additional Paying Agents.  Neither Atlantic Power nor any Affiliate of Atlantic Power may act as Paying Agent.  Atlantic Power may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

Atlantic Power shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  Atlantic Power shall notify the Trustee of the name and address of any such Agent.  If Atlantic Power fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.  Atlantic Power initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

Section 2.04.                             Paying Agent to Hold Assets in Trust.

Atlantic Power shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on Notes (whether such assets have been distributed to it by Atlantic Power or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment.  Atlantic Power at any time may require a

Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith distribute to the Trustee all assets so held in trust by such Paying Agent together with a complete accounting of such sums.  Upon distribution to the Trustee of all assets that shall have been delivered by Atlantic Power to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.                             Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, Atlantic Power shall furnish or cause the Registrar to furnish to the Trustee on or before each May 15 and November 15 in each year, beginning with 2012, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.                             Transfer and Exchange.

Subject to the provisions of Sections 2.15 and 2.16 hereof, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to Atlantic Power and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfer and exchanges, Atlantic Power shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but Atlantic Power may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.08 or 9.06 hereof, in which event Atlantic Power shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of 15 Business Days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3 hereof, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry in accordance with the applicable procedures of the Depository.

Section 2.07.                             Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of Atlantic Power and the Trustee that the Note has been lost, destroyed or wrongfully taken, Atlantic Power shall issue and the Trustee shall authenticate a replacement Note.  An indemnity or a security bond may be required by Atlantic Power or the Trustee that is sufficient in the judgment of Atlantic

Power and the Trustee to protect Atlantic Power, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  In every case of destruction, loss or theft, the applicant shall also furnish to Atlantic Power and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof.  Each of Atlantic Power and the Trustee may charge for its expenses in replacing a Note.  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become due and payable, Atlantic Power in its discretion may pay such Note instead of issuing a new Note in replacement thereof.  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Every replacement Note is an additional obligation of Atlantic Power.

Section 2.08.                             Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until Atlantic Power and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by Atlantic Power or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.  Atlantic Power shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.                             Temporary Notes.

Until definitive Notes are ready for delivery, Atlantic Power may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of Atlantic Power in the form of an Officer’s Certificate.  The Officer’s Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that Atlantic Power considers appropriate for temporary Notes.  Without unreasonable delay, Atlantic Power shall prepare and the Trustee shall authenticate upon receipt of a written order of Atlantic Power pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.                             Cancellation.

Atlantic Power at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written request of Atlantic Power, deliver evidence of such cancellation of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with their then existing procedures therefor.  Subject to Section 2.07 hereof, Atlantic Power may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.  If Atlantic Power shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.  In no event shall the Trustee be required to destroy cancelled Notes.

Section 2.12.                             Defaulted Interest.

Atlantic Power shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes.  Atlantic Power shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

If Atlantic Power defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by Atlantic Power for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, Atlantic Power shall mail to each Holder, as of a recent date selected by Atlantic Power, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) hereof shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.                             Deposit of Moneys.

Prior to 11:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date and Maturity Date, Atlantic Power shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Maturity Date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby.  The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.                             CUSIP Number.

Atlantic Power in issuing the Notes may use “CUSIP”, “ISIN” or such other numbers, and if so, the Trustee shall use such CUSIP, ISIN or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or such other numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  Atlantic Power shall promptly notify the Trustee of any change in the CUSIP, ISIN or such other number.

Section 2.15.                             Book-Entry Provisions for Global Notes.

(a)           The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.17 hereof.

Members of, or participants in, the Depository (“Agent Members”), and any other Person who holds a beneficial interest in a Global Note through an Agent Member (an “Indirect Participant”), shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Note, and the Depository may be treated by Atlantic Power, the Trustee and any agent of Atlantic Power or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent Atlantic Power, the Trustee or any agent of Atlantic Power or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members or Indirect Participants, the operation of customary practices governing the exercise of the rights of a Holder.

(b)           A Global Note may not be transferred or exchanged for another Note other than as provided in Section 2.16(f).  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16 hereof, but only if (i) the Depository notifies Atlantic Power that it is unwilling or unable to continue as Depository for any Global Note or the Depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a qualified successor Depository is not appointed by Atlantic Power within 120 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Certificated Notes.  In any such case, Atlantic Power will notify the Trustee in writing that, upon surrender by such Agent Members and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each Person that such Agent Members and Indirect Participants and the Depository identify as being the beneficial owner of the related Notes pursuant to paragraph (c) of this Section 2.15.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of this Indenture.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.15 or Section 2.07 or 2.10 of this Indenture, shall be authenticated and delivered in the form of, and shall be, a Certificated Note.

(c)           In connection with the exchange of beneficial interests in Global Notes for Certificated Notes pursuant to paragraph (b)(i) and (ii), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation and pursuant to paragraph (b) the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly, and in each case Atlantic Power shall execute, and the Trustee shall, upon receipt of an authentication order from Atlantic Power in the form of an Officer’s Certificate, authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)           Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 2.16 hereof, bear the Private Placement Legend.

(e)           The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Indirect Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.                             Registration of Transfers and Exchanges.

(a)           Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.16(a)(i) unless specifically stated above.

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.16(a)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member or an Indirect Participant given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase or, (B) (1) if Certificated Notes are at such time permitted to be issued pursuant to this Indenture, a written order from an Agent Member or an Indirect Participant given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of a Registered Exchange Offer by Atlantic Power in accordance with Section 2.16(e), the requirements of this Section 2.16(a)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.16(h).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.16(a)(ii) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B)           if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv)          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.16(a)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of Atlantic Power;

(B)           such transfer is effected pursuant to a Shelf Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Registered Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(z)            if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar or Atlantic Power so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Atlantic Power to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(b)           Transfer or Exchange of Beneficial Interests in Global Notes for Certificated Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes.  Subject to Section 2.15(b) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to Atlantic Power or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.16(h), and Atlantic Power shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Certificated Note in the appropriate principal amount.  Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.16(b) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member or Indirect Participant.  The Trustee shall deliver such Restricted Certificated Notes to the Persons in whose names such Notes are so registered.  Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted

Global Note pursuant to this Section 2.16(b)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes.  Subject to Section 2.15(b) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:

(A)          such exchange or transfer is effected pursuant to a registered exchange offer in accordance with the Registration Rights Agreement (a “Registered Exchange Offer”) and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of Atlantic Power;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Certificated Note that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(z)            if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Certificated Note that does not bear the Private Placement Legend, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Atlantic Power to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, Atlantic Power shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(iii)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes.  Subject to Section 2.15(b) hereof, if any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.16(a)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.16(h), and Atlantic Power shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.16(b)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member or Indirect Participant.  The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.  Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.16(b)(iii) shall not bear the Private Placement Legend.

(c)           Transfer and Exchange of Certificated Notes for Beneficial Interests in Global Notes.

(i)            Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C)           if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Regulation S, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)           Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of Atlantic Power;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(z)            if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Atlantic Power to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.16(c)(ii), the Trustee shall cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from an Unrestricted Certificated Note or a Restricted Certificated Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, Atlantic Power shall issue and, upon receipt of an authentication order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Certificated Notes or Restricted Certificated Notes, as the case may be, so transferred.

(d)           Transfer and Exchange of Certificated Notes for Certificated Notes.  Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.16(d), the Registrar shall register the transfer or exchange of Certificated Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.16(d).

(i)            Restricted Certificated Notes to Restricted Certificated Notes.  Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Regulation S, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3) thereof and, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Registrar and Atlantic Power to the effect that such transfer is in compliance with the Securities Act.

(ii)           Restricted Certificated Notes to Unrestricted Certificated Notes.  Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A)          such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of Atlantic Power;

(B)           any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(y)           if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(z)            if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and Atlantic Power to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)          Unrestricted Certificated Notes to Unrestricted Certificated Notes.  A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.

(e)           Exchange Offer.  Upon the occurrence of a Registered Exchange Offer in accordance with the Registration Rights Agreement, Atlantic Power shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) any beneficial interests in Unrestricted Global Notes received by such Person will be acquired in the ordinary course of business, (y) such Person has no arrangement or understanding with any other Person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act and (z) they are not “affiliates” (as defined in Rule 144) of Atlantic Power, and accepted for exchange in a Registered Exchange Offer and (ii) Certificated Notes in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in a Registered Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly and shall adjust the aggregate principal amount of the relevant Global Notes pursuant to Section 2.16(h).  For greater certainty, the Exchange Notes will evidence the same debt as the Notes surrendered for exchange pursuant to the Registered Exchange Offer.

(f)            Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(g)           Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred as notified to the Trustee by Atlantic Power, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to Atlantic Power and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global

Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i)                                     General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of Atlantic Power, the Trustee, any agent of Atlantic Power or the Trustee (including any Paying Agent or Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 hereof or this Section 2.16.  Atlantic Power shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.                             Restrictive Legends.

Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof until the Resale Restriction Termination Date, unless otherwise agreed to by Atlantic Power and the Holder thereof:

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT IT IS NOT AN ‘‘AFFILIATE’’ (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ATLANTIC POWER CORPORATION AND (A) IT IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A ‘‘Q1B’’), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO ATLANTIC POWER CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE

WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO ATLANTIC POWER AND THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTIONS’’ AND ‘‘UNITED STATES’’ HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

Each purchaser of Notes offered in reliance on Regulation S understands that such Regulation S Global Notes will, unless otherwise agreed by the issuer and the Holder thereof, bear a legend substantially to the following effect:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Global Note shall also bear the following legend (the “Global Note Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO ATLANTIC POWER CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE

DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

ARTICLE 3

REDEMPTION

Section 3.01.                             Notices to Trustee.

If Atlantic Power elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 30 calendar days prior to the Redemption Date or during such other period as the Trustee may agree to, Atlantic Power shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.  If the Redemption Price is not known at the time such notice is to be given, the actual Redemption Price, calculated as described in the terms of the Notes to be redeemed, will be set forth in an Officer’s Certificate of Atlantic Power delivered to the Trustee no later than two Business Days prior to the Redemption Date.

Section 3.02.                            Selection of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed at any time, and the Notes are Global Notes, the particular Notes to be redeemed shall be selected by the Depository in accordance with its standard procedures.  If the particular Notes to be redeemed are not Global Notes, selection of the Notes to be redeemed shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any (if such listing is known to the Trustee), on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon delivery of the original Note to the Paying Agent and cancellation of the original Note.  On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as Atlantic Power has deposited with the Paying Agents funds in U.S. legal tender in satisfaction of the applicable Redemption Price pursuant to this Indenture.

Section 3.03.                             Notice of Redemption.

Notice of redemption shall be mailed by the Issuer by first class mail at least 30 but not more than 60 calendar days before the Redemption Date to each Holder to be redeemed at its registered address (with a copy to the Trustee).  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

The notice shall identify the Notes to be redeemed (including the CUSIP, ISIN or other number(s) thereof) and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price and the amount of accrued interest, if any, to be paid;

(3)                                  that, if any Note is being redeemed in part, the portion of the principal amount (equal to $2,000 in principal amount or any integral multiple of $1,000 in excess thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued, or if the Note is a Global Note an adjustment shall be made on the Schedule attached thereto;

(4)                                  the name, address and telephone number of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

(6)                                  that, unless Atlantic Power defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

(7)                                  the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(8)                                  the conditions precedent, if any, to the redemption; and

(9)                                  if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense, provided however, that the Company gives the Trustee the notice information and at least 10 Business Days prior notice of such request, unless a shorter period shall be agreed to by the Trustee.

Section 3.04.                             Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 hereof is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any, so long as the conditions precedent, if any, contained in the notice of redemption have occurred or are waived by Atlantic Power prior to the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.  If the stated conditions precedent contained in any notice of redemption do not occur or are not waived by Atlantic Power, the effect of the notice of redemption shall be null and void.

Section 3.05.                             Deposit of Redemption Price.

(a)                                  On or prior to 11:00 a.m., New York City time, on each Redemption Date, Atlantic Power shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date, and if the Note is a Global Note an adjustment shall be made on the Schedule attached thereto.

(b)                                 On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with clause (a), the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.  If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12 hereof.

(c)                                  If the optional Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by Atlantic Power.

Section 3.06.                             Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.                             Optional Redemption.

(i)                                     At any time prior to November 15, 2014, Atlantic Power may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder, with a copy to the Trustee, or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following, on or prior to such Redemption Date).

(ii)                                  The Notes are subject to redemption, at the option of Atlantic Power, in whole or in part, at any time on or after November 15, 2014, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following, on or prior to such Redemption Date), if redeemed during the twelve-month period beginning on November 15th of the years indicated below:

Year	Redemption Price
2014	104.500%
2015	102.250%
2016 and thereafter	100.000%

(iii)                               Prior to November 15, 2014, Atlantic Power may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 109% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following on or prior to such Redemption Date); provided that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; provided further that each redemption occurs within 90 days of the date of closing of each such Equity Offering.

The Issuer or any of its Affiliates may, at any time and from time to time, purchase Notes in the open market or otherwise, subject to compliance with this Indenture and compliance with all applicable securities laws.

Any redemption or notice may, at Atlantic Power’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction.  If Atlantic Power or any Guarantor has become obligated to pay, on the next due date on which any amount may be payable with respect to the Notes, any Additional Amounts as a result of a change in, or amendment to, the laws or regulations of any Relevant Taxing Jurisdiction (including a change in legislation proposed by the Minister of Finance of Canada or any similar authority that, if enacted, will be effective prior to the enactment date and that, in practice, is treated as having the force of law at the time it is proposed), or a change in, or amendment to, any official position regarding the application or interpretation thereof (including by virtue of a holding by a court of competent jurisdiction), which change or amendment is publicly announced and becomes effective after the issue date of the Notes (or, where the Relevant Taxing Jurisdiction did not become a Relevant Taxing Jurisdiction until a later date, after such later date), and such obligation to pay Additional Amounts cannot be avoided by commercially reasonable measures, then Atlantic Power may, at its option, redeem the Notes then outstanding, in whole but not in part, upon not less than 30 nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which it would be obligated to pay Additional Amounts), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date) and any applicable Additional Amounts.

Notice of Atlantic Power’s intent to redeem the Notes pursuant to the preceding paragraph shall not be effective until such time as it delivers to the Trustee, (1) an Officer’s Certificate stating that Atlantic Power has or will become obligated to pay Additional Amounts because of an amendment to or change in law or regulation or position as described in such paragraph, and such obligation cannot be avoided by commercially reasonable measures, and (2) an opinion of independent tax counsel qualified to practice in Canada to the effect that there has been such amendment or change which would entitle the Issuer to redeem the Notes hereunder.

Section 3.08.                             Mandatory Redemption.

(i)                                     In the event that Atlantic Power does not consummate the Acquisition on or prior to December 15, 2011 or the Arrangement Agreement is terminated for any reason (other than as a result of or after the consummation of the Acquisition) at any time prior thereto, then Atlantic Power will redeem all the Notes on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate accreted principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance to but excluding the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

The notice of special mandatory redemption shall be mailed, with a copy to the Trustee, within 10 Business Days after the occurrence of the event triggering redemption to each holder at its registered address.  If funds sufficient to pay the special mandatory redemption price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest.

(ii)                                  Other than as set forth in clause (i) above, the Issuer shall not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01.                             Payment of Notes.

Atlantic Power shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on or prior to 11:00 a.m., New York City time, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

Atlantic Power shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12 hereof.

Section 4.02.                             Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, Atlantic Power will furnish to the Trustee and the holders of Notes, within the time periods that are applicable to Atlantic Power (or, if not applicable, would be if it were required to file such reports under Section 13(a) or 15(d) of the Exchange Act as a non-accelerated filer):

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if Atlantic Power were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes its consolidated financial condition and results of operation and, with respect to the annual information only, a report thereon by its independent registered public accountants; and

(2)                                  all current reports that would be required to be filed with the Commission on Form 8-K if Atlantic Power were required to file such reports.

Atlantic Power may satisfy its obligation to furnish such information to the Trustee at any time by filing such information with the Commission.  If, notwithstanding the foregoing, the Commission will not accept such filings for any reason, Atlantic Power will post the reports specified in the preceding sentence on its website within the time periods that would apply if it were required to file those reports with the Commission.  In addition, Atlantic Power agrees that, until the consummation of the Exchange Offer, it will furnish to any beneficial owner of Notes or to any prospective purchaser of Notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes pursuant to Rule 144A.  So long as any Notes are outstanding, Atlantic Power will also hold a conference call to discuss its results of operations and allow participants to ask questions at the end of each call within 10 Business Days from the earlier of (x) delivery of the quarterly and annual financial information discussed above and (y) the filing with the Commission of earnings information related to the completed quarter.

Section 4.03.                             Limitations on the Incurrence of Debt and Issuance of Disqualified Stock.

Atlantic Power will not, and will not permit any of the Guarantors to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any indebtedness for borrowed money represented by notes, bonds, debentures or similar evidences of indebtedness (other than Permitted Indebtedness) or issue any shares of Disqualified Stock unless the Fixed Charge Coverage Ratio of Atlantic Power for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the indebtedness had been incurred or the Disqualified Stock had been issued at the beginning of such four-quarter period.

Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04.                             Limitation on Secured Debt.

If Atlantic Power incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by a mortgage, pledge or other lien on any Principal Property or any Capital Stock or indebtedness held directly by Atlantic Power (“Secured Indebtedness”), Atlantic Power will secure the Notes equally and ratably with (or prior to) such Secured Indebtedness, so long as such indebtedness will be Secured Indebtedness, unless after giving effect thereto the aggregate amount of all such Secured Indebtedness, together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Properties, would not exceed 15% of the Consolidated Net Assets of Atlantic Power.  This restriction will not apply to, and there will be excluded in computing Secured Indebtedness for the purpose of such restriction, indebtedness that (1) consists of (a) purchase money mortgages and construction cost mortgages existing at or incurred within 365 days of the time of acquisition or completion of such construction or commencement of full operation of such property, whichever is later, or (b) any mortgage existing on any office equipment, data processing equipment (including computer and computer peripheral equipment) or transportation equipment (including motor vehicles, aircraft and marine vessels) or (2) is secured by (a) property of or equity interests held by any Subsidiary of Atlantic Power, (b) liens on property of, or on any equity interests on or held by or debt of, any Person existing at the time such Person becomes a Subsidiary, (c) liens in favor of Atlantic Power or any Subsidiary, (d) liens in favor of United States or foreign governmental bodies to secure partial, progress, advance or other payments, (e) liens on property, shares of stock or debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), (f) liens existing on the first date on which any Notes issued under the Indenture are authenticated by the Trustee, (g) liens under one or more Credit Facilities for indebtedness in an aggregate principal amount not to exceed the greater of (i) $350,000,000 and (ii) 10% of Consolidated Net Assets at any time outstanding, (h) liens incurred in connection with pollution control, industrial revenue or similar financings, (i) mechanics’ or materialmen’s liens or any lien or charge arising by reason of pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders or leases of real estate, bids or contracts (other than contracts for the payment of money), deposits to secure public or statutory obligations, deposits to secure or in lieu of surety, stay or appeal bonds and deposits as security for the payment of taxes or assessments or other similar charges; (j) undetermined mortgages and charges incidental to construction or maintenance; (k) liens on deposits required by any Person with whom Atlantic Power or any Subsidiary enters into forward contracts, futures contracts, swap agreements or other commodities contracts in the ordinary course of business and in accordance with established risk management policies; and (l) any extension, renewal, refinancing or replacement of any debt secured by any liens referred to in the foregoing clauses (1)(a) through (b) and (2)(a) through (k), inclusive.

Section 4.05.                             Limitations on Sales and Leasebacks.

Atlantic Power may not enter into any sale and leaseback transaction involving any Principal Property, the acquisition or completion of construction and commencement of full operation of which has occurred more than one year prior thereto, whichever is later, unless (a) Atlantic Power could incur a lien on such property under the restrictions described above under Section 4.04 securing indebtedness in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Notes, (b)(1) Atlantic Power receives fair market value for the Principal Property sold as determined by the principal executive officer, president or principal financial officer of Atlantic Power and (2) Atlantic Power, within one year after such sale or transfer, applies to (i) the retirement of its indebtedness for borrowed money (including the Notes) and/or (ii) the acquisition of assets that are used or useful in the business of Atlantic Power or its subsidiaries, in each case, with the Net Proceeds of the sale of the Principal Property sold and leased pursuant to such arrangement, (c) any sale and leaseback transaction involving a lease for a period, including renewals, of not more than three years, and (d) such transaction was for the sale and leasing back to Atlantic Power of any Principal Property by one of its Subsidiaries.

Notwithstanding the foregoing, Atlantic Power may effect any sale and leaseback transaction that is not excepted by clauses (a) through (d), inclusive, of the preceding paragraph; provided that the Attributable Debt from such sale and leaseback transaction, together with the aggregate principal amount of outstanding indebtedness secured by liens upon Principal Properties, does not exceed 10% of Atlantic Power’s Consolidated Net Assets.

Section 4.06.                             Limitations on Restricted Payments.

Atlantic Power will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a)                                  declare or pay any dividend or make any other payment or distribution on account of Atlantic Power or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Atlantic Power or any of its Subsidiaries) or to the direct or indirect holders of Atlantic Power’s or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Atlantic Power or to Atlantic Power or a Subsidiary of Atlantic Power); or

(b)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Atlantic Power) any Equity Interests of Atlantic Power or any direct or indirect parent of Atlantic Power (other than any such Equity Interests owned by Atlantic Power or any Subsidiary of Atlantic Power), (all such payments and other actions set forth in these clauses (a) and (b) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2)                                  Atlantic Power, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03.

The preceding provisions will not prohibit:

(1)                                  the payment of any dividend within 90 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

(2)                                  (a) the making of any Restricted Payment in exchange for, or out of the aggregate proceeds of the sale (other than to a Guarantor of Atlantic Power) of, Equity Interests of Atlantic Power (other than Disqualified Stock) or from the contribution of equity capital (unless such contribution would constitute Disqualified Stock) to Atlantic Power (“Refunding Capital Stock”) and (b) if immediately prior to any Restricted Payment that consists of redeeming, repurchasing, retiring or otherwise acquiring Equity Interests (“Treasury Capital Stock”), the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)                                  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of Atlantic Power to the holders of its Equity Interests on a pro rata basis;

(4)                                  (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Atlantic Power or any Subsidiary of Atlantic Power held by any current or former officer, director or employee of Atlantic Power or any of its Subsidiaries (or permitted transferees of such persons, including, without limitation, their spouses or former spouses or estates or the beneficiaries of such estates), pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement or employee benefit plan or (b) the cancellation of indebtedness owing to Atlantic Power or any of its Subsidiaries from any current or former officer, director or employee of Atlantic Power or any of its Subsidiaries in connection with a repurchase of Equity Interests of Atlantic Power or any of its Subsidiaries; provided that the aggregate price paid for the actions in clause (a) may not exceed $5.0 million in any twelve-month period (with unused amounts in any period being carried over to succeeding periods); provided further that (i) such amount in any calendar year may be increased by the cash proceeds of .key man. life insurance policies received by Atlantic Power and its Subsidiaries after the date of the Indenture less any amount previously applied to the making of Restricted Payments pursuant to this clause (4) since the Issue Date and (ii) cancellation of the indebtedness owing to Atlantic Power from employees, officers, directors and consultants of Atlantic Power or any of its Subsidiaries in connection with a repurchase of Equity Interests of Atlantic

Power from such Persons shall be permitted under this clause (4) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto;

(5)                                  (a) the repurchase of Equity Interests in connection with the exercise of stock options or warrants or the vesting of restricted stock, restricted stock units, deferred stock units or any similar securities, to the extent such Equity Interests represent a portion of the exercise price of such securities (or withholding of Equity Interests to pay related withholding taxes with regard to the exercise of such stock options or the vesting of any such restricted stock, restricted stock units, deferred stock units or any similar securities) and (b) payments of cash, dividends, distributions, advances or other Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the vesting or settlement of restricted stock, restricted stock units, deferred stock units or any similar securities or (iii) the conversion or exchange of Equity Interests of any such Person;

(6)                                  the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of (a) preferred stock outstanding on the Issue Date, (b) Disqualified Stock of Atlantic Power or any Subsidiary of Atlantic Power issued on or after the Issue Date in accordance with the terms of this Indenture or (c) preferred stock issued on or after the Issue Date in accordance with the terms of the Indenture;

(7)                                  Restricted Payments to fund the payment of dividends on common stock of Atlantic Power of up to 6% per year out of the net proceeds received by Atlantic Power in connection with any Equity Offering;

(8)                                  the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of Atlantic Power pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by Atlantic Power); and

(9)                                  so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments since the date of the Indenture in an aggregate amount not to exceed the greater of $50.0 million and 2.0% of Consolidated Net Assets.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Atlantic Power or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.07.                             Issuance of Subsidiary Guarantees.

If any of Atlantic Power’s Wholly Owned Domestic Subsidiaries, including any Wholly Owned Domestic Subsidiary that Atlantic Power or any of its Subsidiaries may organize, acquire or otherwise invest in after the Issue Date that is not a Guarantor guarantees or becomes obligated to guarantee the Senior Secured Revolving Credit Facility under the terms of the Senior Secured Revolving Credit Facility, then such Domestic Subsidiary will within 10 Business Days (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto pursuant to which such Domestic Subsidiary will unconditionally guarantee all of Atlantic Power’s obligations under the Notes and this Indenture on the terms set forth herein and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture substantially in the form of Exhibit E hereto has been duly authorized, executed and delivered by such Domestic Subsidiary and that all conditions precedent thereto have been satisfied.

Thereafter, such Domestic Subsidiary will be a Guarantor for all purposes of this Indenture until such Guarantee is released in accordance with the provisions of Section 10.06 hereof; provided, however, that to the extent that a Domestic Subsidiary is subject to any instrument governing indebtedness existing at the time such Person becomes a Subsidiary, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Guarantee, such Domestic Subsidiary will not be required to execute such a supplemental indenture until it is permitted to issue such a Guarantee pursuant to the terms of such indebtedness; provided further, however, that any such Guarantee will be released in accordance with Section 10.05.

Section 4.08.                             Change of Control Triggering Event.

Upon a Change of Control Triggering Event, each holder of the Notes will have the right to require that Atlantic Power repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (“Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, Atlantic Power will mail a notice to each holder of the Notes with a copy to the Trustee stating:

(1)                                  that a Change of Control Triggering Event has occurred and that such holder has the right to require Atlantic Power to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (the “Change of Control Offer”);

(2)                                  the circumstances and relevant facts regarding such Change of Control Triggering Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control Triggering Event);

(3)                                  the repurchase date (which will be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the “Repurchase Date”);

(4)                                  that any Note not tendered will continue to accrue interest;

(5)                                  that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Repurchase Date;

(6)                                  that holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice prior to the close of business on the Repurchase Date;

(7)                                  that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes the holder delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased; and

(8)                                  that holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

On the Repurchase Date, Atlantic Power will, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer; (2) deposit with the paying agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered; and (3) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officer’s Certificate identifying the Notes or portions thereof tendered to Atlantic Power.

The Paying Agent shall as promptly as practicable mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall as promptly as practicable authenticate and mail to each Holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided however, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Atlantic Power shall comply with all applicable tender rules, including, without limitation, Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08, Atlantic Power shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 4.08 by virtue thereof.

Section 4.09.                             [Reserved]

Section 4.10.                             Additional Amounts.

(a)                                  All payments made by or on behalf of Atlantic Power under or with respect to the Notes, or by or on behalf of any Guarantor under or with respect to any Guarantee, are required to be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and other liabilities related thereto) (hereinafter referred to as “Taxes”) imposed or levied by or on behalf of the government of Canada, any province or territory of Canada or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which Atlantic Power or any such Guarantor is organized, or is otherwise carrying on business in, or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of Atlantic Power or any Guarantor, or (in each case) any political subdivision or authority or agency therein or thereof having power to tax (each, a “Relevant Taxing Jurisdiction”), unless such Person or other applicable withholding agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b)                                 If such Person or other withholding agent is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or a Guarantee, Atlantic Power or the applicable Guarantor (each, a “Payor”) will be required to pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by a beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such beneficial owner of Notes would have received if such Taxes (including Taxes on any Additional Amounts) had not been withheld or deducted; provided, however, that the foregoing obligations to pay Additional Amounts do not apply to.

(1)                                  any Canadian taxes imposed on any holder or beneficial owner of Notes with which the applicable Payor does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of the payment; or

(2)                                  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or beneficial owner of Notes and the Relevant Taxing Jurisdiction including, for greater certainty and without limitation, being or having been a citizen, resident or national thereof, or being or having been engaged in a trade or business therein or maintaining a permanent establishment or other physical presence in or otherwise having some connection with the Relevant Taxing Jurisdiction (other than any connection arising solely from the acquisition, ownership or disposition of such Note or a beneficial interest therein, the enforcement of rights under a Note or any Guarantee or the receipt of any payment in respect thereof under a Note or any Guarantee);

(c)                                  Nor will Additional Amounts be paid:

(1)                                  if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or on the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period);

(2)                                  to the extent relating to Taxes imposed by reason of the holder’s or beneficial owner’s failure to comply with any certification, documentation or information requirement or required to provide other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction if such compliance or information is required by law, regulation, administration practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes to which such Holder or beneficial owner is legally entitled; or

(3)                                  any combination of any of the above clauses (any such Tax in respect of which Additional Amounts are payable, an “Indemnified Tax”).

(d)                                 The applicable Payor, if it is the applicable withholding agent, will make any required withholding or deduction and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  Atlantic Power will provide the Trustee (and, upon written request, any holder) with official receipts or other documentation evidencing the payment of the Taxes with respect to which Additional Amounts are paid.

(e)                                  If a Payor determines that it is or will become obligated to pay Additional Amounts in respect of any amount payable under or with respect to the Notes or any Guarantee, at least 30 days prior to the date of payment of such amount, such Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date.

(f)                                    Whenever in this Indenture there is mentioned in any context:

(1)                                  the payment of principal;

(2)                                  redemption prices or purchase prices in connection with a redemption or purchase of Notes;

(3)                                  interest; or

(4)                                  any other amount payable under or with respect to any of the Notes or any Guarantee; such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)                                 Atlantic Power and the Guarantors (other than Curtis Palmer) will indemnify and hold harmless a holder or beneficial owner of the Notes for the amount of any Indemnified Taxes (including for greater certainty Taxes payable pursuant to Regulation 803 of the Income Tax Regulations (Canada)) levied or imposed and paid by such holder or beneficial owner as a result of payments made under or with respect to the Notes or any Guarantee, or with respect to any reimbursement under this clause, in all cases to the extent that no Additional Amounts have previously been paid in respect thereof.

(h)                                 Atlantic Power will pay any present or future stamp, court or documentary taxes or any other excise, property or similar Taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Guarantees, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments under or with respect to the Notes or any Guarantees and Atlantic Power will agree to indemnify the holders or beneficial owners of Notes for any such amounts (including penalties, interest, additions to tax and other liabilities related thereto) paid by such holders or beneficial owners.

(i)                                     The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction, in which any successor Person to Atlantic Power or any Guarantor is organized, doing business as resident for tax purposes or any jurisdiction through which any payment is made by or on behalf of such successor Person, or any political subdivision or authority or agency therein or thereof having power to tax.

Section 4.11.                             Waiver of Stay, Extension or Usury Laws.

Atlantic Power covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive Atlantic Power from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) Atlantic Power hereby expressly waives all benefit or advantage of any such law, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.12.                             Compliance Certificate; Notice of Default; Tax Information.

(a)                                  Atlantic Power shall deliver to the Trustee, within 90 days after the end of its fiscal year (which is currently set to end on December 31) an Officer’s Certificate (the signer of which shall be the principal executive officer, principal financial officer or principal accounting officer of Atlantic Power) stating that a review of the activities of Atlantic Power and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officer with a view to determining whether Atlantic Power has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge Atlantic Power has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto)

and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action Atlantic Power is taking or proposes to take with respect thereto.  The Officer’s Certificate shall also notify the Trustee should Atlantic Power elect to change the manner in which it fixes its fiscal year end.

(b)                                 (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed default under this Indenture or the Notes, Atlantic Power shall promptly (and in any event within 10 days of the occurrence thereof) deliver to the Trustee, at its address set forth in Section 11.02 hereof, by registered or certified mail or facsimile transmission followed by hard copy by overnight courier, registered or certified mail an Officer’s Certificate specifying such Default or Event of Default, notice or other action, the status thereof and what action Atlantic Power is taking or proposes to take.

(c)                                  Atlantic Power, or one of its representatives, agents or employees, shall calculate and report to the Holders and/or any applicable Taxing Authorities all original issue discount information as required by applicable law, and, upon reasonable request by any Holder, shall provide original issue discount information to such person.

Section 4.13.                            Payment of Taxes and Other Claims.

Atlantic Power shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that Atlantic Power shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.14.                             Maintenance of Office or Agency.

Atlantic Power shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Atlantic Power in respect of the Notes and this Indenture may be served.  Atlantic Power shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time Atlantic Power shall fail to maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation of payment or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders, may be made at the address of the Trustee at its Corporate Trust Office.

Atlantic Power may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  Atlantic Power shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

Section 4.15.                             Corporate Existence.

Subject to Article 5 hereof, Atlantic Power shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the material rights (charter and statutory), licenses and franchises of Atlantic Power and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of Atlantic Power and its Subsidiaries taken as a whole; and provided that Atlantic Power shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Subsidiaries, if the Board of Directors of Atlantic Power shall determine that the preservation thereof is no longer desirable in the conduct of the business of Atlantic Power and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.16.                             Compliance with Laws.

Atlantic Power shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of Atlantic Power and its Subsidiaries taken as a whole.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.                             Limitation on Merger, Consolidation and Sale of Assets.

(a)           Atlantic Power may not consolidate with, merge with or into, amalgamate with or transfer all or substantially all of its assets to any Person unless:

(1)           Atlantic Power will be the resulting, surviving or continuing Person, or, if Atlantic Power is not the resulting, surviving or continuing Person, the Person formed by such consolidation or amalgamation or into which we merged or to which properties and assets of Atlantic Power are transferred is a solvent corporation organized and existing under the laws of Canada, any province thereof or any territory thereof or the laws of the United States, any state thereof or the District of Columbia and expressly assumes in writing all of Atlantic Power’s obligations under the Notes; and

(2)           immediately after giving effect to such transaction, no Event of Default has occurred and is continuing.

(b)           each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and the Indenture) will not, and we will not cause or permit any Guarantor to, consolidate, amalgamate with or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person other than to Atlantic Power or a Guarantor unless:

(1)           the Guarantor is the resulting, surviving or continuing person or the person formed by or resulting, surviving or continuing any such consolidation, amalgamation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia, or the laws of Canada, any province thereof or any territory thereof;

(2)           the person formed by or resulting, surviving or continuing any such consolidation, amalgamation or merger (if other than the Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Guarantor, pursuant to a supplemental indenture, under the Notes and the Indenture; and

(3)           immediately after giving effect to such transaction, no Event of Default has occurred and is continuing.

Section 5.02.                             Successor Person Substituted.

(a)           Upon any consolidation of Atlantic Power with, or merger of Atlantic Power into, any other Person or any conveyance, transfer or lease of the properties and assets of Atlantic Power substantially as an entirety in accordance with the foregoing, the successor Person formed by such consolidation or into which Atlantic Power is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Atlantic Power, as the case may be, under this Indenture with the same effect as if such successor Person had been named as Atlantic Power, as the case may be, herein; and in the event of any such conveyance, transfer or lease, Atlantic Power, as the case may be (which term shall for this purpose mean the Person named as Atlantic Power or any successor corporation which shall have theretofore become such in the manner prescribed above), shall be discharged from all liability under this Indenture and in respect of the Notes or its Guarantee, as the case may be, and be dissolved and liquidated.

(b)           Upon any consolidation of a Guarantor with, or merger of such Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of such Guarantor substantially as an entirety in accordance with the foregoing, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under this Indenture with the same effect as if such successor Person had been a Guarantor under this Indenture; and in the event of any such conveyance, transfer or lease, such Guarantor (which term shall for this purpose mean the Person named as such Guarantor or any successor corporation which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under this Indenture and in respect of its Guarantee of the Notes, and be dissolved and liquidated.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.                             Events of Default.

Each of the following is an “Event of Default”:

(a)           Atlantic Power defaults in paying principal or premium, if any, on the Notes when due, upon acceleration, redemption or otherwise;

(b)           Atlantic Power defaults in paying interest on the Notes when such interest becomes due, and the default continues for a period of 30 days;

(c)           Atlantic Power  defaults in performing or breach any other covenant or agreement in the Indenture with respect to the Notes and the default or breach continues for a period of 60 consecutive days (or 120 consecutive days in the case of a Reporting Failure) after written notice to Atlantic Power by the Trustee or to Atlantic Power and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes issued under the Indenture affected thereby;

(d)           default, as defined in any indenture or instrument evidencing or under which Atlantic Power has at the date of the Indenture or will thereafter have outstanding any indebtedness, will happen and be continuing and either (a) such default results from the failure to pay the principal of such indebtedness in excess of $40.0 million at final maturity of such indebtedness or (b) as a result of such default the maturity of such indebtedness will have been accelerated so that the same will be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration will not be rescinded or annulled within 60 days and the principal amount of such indebtedness, together with the principal amount of any other indebtedness of Atlantic Power in default, or the maturity of which has been accelerated, aggregates $40.0 million or more; provided that the Trustee will not be charged with knowledge of any such default unless written notice thereof will have been given to the Trustee by Atlantic Power, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default will have occurred, or by the holders of not less than 25% in the aggregate principal amount of the Notes then outstanding; and provided further that if such default will be remedied or cured by Atlantic Power or waived by the holder of such indebtedness, then the Event of Default under the Indenture by reason thereof will be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any holder of Notes or any other person;

(e)           a court having jurisdiction enters a decree or order for:

(i)            relief in respect of Atlantic Power or any of its Material Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect,

(ii)           appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, custodian, trustee, sequestrator, or similar official of Atlantic Power or any of its Material Subsidiaries or for all or substantially all of the property and assets of Atlantic Power or any of its Material Subsidiaries, or

(iii)          the winding up, liquidation dissolution, readjustment of debt or reorganization of the affairs of Atlantic Power or any of its Material Subsidiaries,

and, in each case, such decree or order will remain unstayed and in effect for a period of 60 consecutive days;

(f)            Atlantic Power or any of its Material Subsidiaries:

(i)            commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

(ii)           consents to the appointment of or taking possession by a receiver, interim receiver, receiver and manager, liquidator, assignee, custodian, trustee, sequestrator, or similar official of Atlantic Power or any of its Material Subsidiaries or for all or substantially all of the property and assets of Atlantic Power or any of its Material Subsidiaries, or

(iii)          effects any general assignment for the benefit of creditors, or

(g)           any Guarantee of any Guarantor ceases to be in full force and effect or any Guarantee of such Guarantor is declared to be null and void and unenforceable or any Guarantee of such Guarantor is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of this Indenture).

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.                             Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) with respect to Atlantic Power) with respect to the Notes occurs and continues, then the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, by written notice to Atlantic Power and the Trustee, and the Trustee at the request of the Holders of at least 25% in principal amount of the then outstanding Notes will, declare the principal, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon declaration of acceleration, the principal, premium, if any, and accrued interest of the Notes will be immediately due and payable.

If an Event of Default specified in Section 6.01(e) or (f) with respect to Atlantic Power, the principal, premium, if any, and accrued interest on the Notes will be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the then outstanding Notes that have been accelerated, by written notice to Atlantic Power and to the Trustee, may waive all past defaults with respect to the Notes and rescind and annul a declaration of acceleration with respect to the Notes if:

(i)                                         all existing Events of Default, other than the nonpayment of the principal, premium, if any, and interest on the Notes that have become due solely by that declaration of acceleration, have been cured or waived; and

(ii)                                      the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04.                            Waiver of Past Defaults and Events of Default.

Subject to Sections 2.09, 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive past Defaults under this Indenture except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02.  Atlantic Power shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  In case of any such waiver, Atlantic Power, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.  This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.                             Control by Majority.

Subject to Section 2.09 hereof, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.  In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it against any loss or expense caused by taking such action or following such direction.  This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.                             Limitation on Suits.

Subject to Section 6.07 below, no Holder shall have any right to institute any proceeding with respect to this Indenture or any remedy thereunder unless:

(1)           such Holder has given the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense which may be incurred in compliance with such request;

(4)           the Trustee fails to institute such proceeding within 60 calendar days after receipt of such notice and the offer of indemnity; and

(5)           the Trustee has not received directions inconsistent with such written request during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.  The Trustee shall mail to all Holders any notice it receives from Holders under this Section.

Section 6.07.                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.                             Collection Suit by Trustee.

If an Event of Default occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Atlantic Power for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01 hereof, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to Atlantic Power (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.                             Priorities.

Any money or property collected by the Trustee pursuant to this Article and any other money or property distributable in respect of Atlantic Power’s obligations or any Guarantor’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee (including any predecessor Trustee) for amounts due or reasonably anticipated to become due hereunder (including without limitation under Section 7.07 hereof), including  without limitation payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND:  if the Holders are forced to proceed against Atlantic Power or any Guarantor directly without the Trustee, to Holders for their collection costs;

THIRD:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

FOURTH:  to Atlantic Power or, to the extent the Trustee collects any amounts from any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to Atlantic Power, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including without limitation reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01.                             Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions which are specifically required to be delivered to the Trustee by any provision of this Indenture to determine whether or not they conform to the requirements of this Indenture.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of paragraphs (b) or (d) of this Section 7.01.

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with Atlantic Power.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

(g)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Atlantic Power shall be sufficient if signed by an Officer of Atlantic Power.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of Atlantic Power, personally or by agent or attorney at the sole cost of Atlantic Power and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 7.02.                             Rights of Trustee.

Subject to Section 7.01 hereof:

(a)           The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof.  The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)           The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or  agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e)           The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel, or any Opinion of Counsel, as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g)           The Trustee may request that Atlantic Power deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(h)           The Trustee  shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(i)            Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if Atlantic Power has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(j)            Atlantic Power will be responsible for making calculations called for under the Notes, including but not limited to determination of Additional Amounts, Additional Interest,  Redemption Price, premium, if any, and any other amounts payable on the Notes.  Atlantic Power will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of the Notes.  Atlantic Power will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of Atlantic Power’s calculations without independent verification.

Section 7.03.                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with Atlantic Power, or any Affiliates thereof, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Atlantic Power’s use of the proceeds from the sale of Notes or any money paid to Atlantic Power pursuant to the terms of this Indenture and it shall not be responsible for any statement of Atlantic Power in this Indenture or the Notes other than the Trustee’s certificate of authentication.  To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest with respect to any other indenture of Atlantic Power or any Guarantor by virtue of being a trustee under this Indenture.

Section 7.05.                             Notice of Defaults.

The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

Within 90 days after the Trustee has knowledge of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit by mail to Holders of Notes, as their names and addresses appear in the Registrar, a notice of the Default or Event of Default known to the Trustee, unless such default or Event of Default shall have been cured or waived.  Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article 5 hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.  This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.                             Reports by Trustee to Holders.

If required by TIA Section 313(a), within 60 days after October 15 of any year, commencing the October 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such October 15 that complies with TIA Section 313(a).  The Trustee also shall comply with TIA Section 313(b), (c) and (d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(a)           to all registered Holders, as the names and addresses of such Holders appear on the Registrar’s books; and

(b)           to such Holder as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.  Atlantic Power shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.                             Compensation and Indemnity.

Atlantic Power shall pay to the Trustee from time to time such compensation as shall be agreed in writing between Atlantic Power and the Trustee for the Trustee’s services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  Atlantic Power shall reimburse the Trustee upon request for all reasonable fees and expenses, including without limitation out of pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

Atlantic Power shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them (including without limitation attorney’s fees and expenses) arising out of or in connection with the administration of this Indenture including without limitation the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder, except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part.  The Trustee shall notify Atlantic Power promptly, in writing, of any claim asserted against the Trustee for which it may seek indemnity; provided that failure to so notify Atlantic Power will not limit Atlantic Power’s obligations under this paragraph except to the extent such failure to notify materially negatively affects Atlantic Power.  At the Trustee’s sole discretion, Atlantic Power shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee.  Atlantic Power need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  Atlantic Power need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure Atlantic Power’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

In addition and without prejudice to the rights provided to the Trustee under any provision of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The obligation of Atlantic Power under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination or satisfaction and discharge of this Indenture.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.                            Replacement of Trustee.

The Trustee may resign at any time by so notifying Atlantic Power in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and Atlantic Power in writing and may appoint a successor Trustee.  Atlantic Power may remove the Trustee at its election if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Atlantic Power shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by Atlantic Power.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Atlantic Power.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07 hereof, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Atlantic Power or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of Atlantic Power, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, Atlantic Power’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.                            Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.                             Eligibility; Disqualification.

This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2).  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  If the Trustee has or shall acquire any “conflicting interest” within the meaning of TIA Section 310(b), the Trustee and Atlantic Power shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Atlantic Power are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.                             Preferential Collection of Claims Against Atlantic Power.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.  The provisions of TIA Section 311 shall apply to Atlantic Power as obligors of the Notes.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.                             Without Consent of Holders.

Atlantic Power and the Guarantors, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without notice to or consent of any Holder:

(1)           to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of Atlantic Power (as evidenced by an Officer’s Certificate), adversely affect the rights of any Holder in any material respect;

(2)           comply with the terms in Section 5.01;

(3)           comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(4)           to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes;

(5)           to establish the form or terms of the Notes;

(6)           convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets;

(7)           to supplement any provision of this Indenture to such extent as will be necessary to permit or facilitate the defeasance or discharge of the Notes, provided that such change or modification does not adversely affect the interests of the Holders of the Notes (as evidenced by an Officer’s Certificate);

(8)           to provide for the issuance of Additional Notes ranking equally with the Notes in all respects (other than (A) the payment of interest accruing prior to the issue date of such Additional Notes and (B) the first payment of interest following the issue date of such Additional Notes);

(9)           conform any provision to the ‘‘Description of the Notes’’ contained in the Offering Memorandum related to the Notes;

(10)         make any change in the Guarantee that would not materially and adversely affect the Holders (as evidenced by an Officer’s Certificate);

(11)         to add a Guarantor;

(12)         evidence and provide for the acceptance of appointment with respect to the Notes by a successor Trustee; and

(13)         make any change that does not materially and adversely affect the rights of any Holder (as evidenced by an Officer’s Certificate).

Section 8.02.                             With Consent of Holders.

Subject to Section 6.07 hereof, Atlantic Power and the Guarantors, when each is authorized by a Board Resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes or the Guarantees with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes.  Subject to Section 6.07 hereof, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by Atlantic Power, the Trustee, or any Guarantor with any provision of this Indenture, the Notes, or the Guarantees.  However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 hereof, may not:

(1)           change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, the Notes;

(2)           reduce the principal amount, premium, if any, or interest on the Notes;

(3)           reduce the above-stated percentage of outstanding Notes, the consent of whose holders is necessary to modify or amend the Indenture with respect to the Notes;

(4)           reduce the percentage or principal amount of outstanding Notes of any series, the consent of whose holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain default; or

(5)           change the definition of ‘‘Change of Control’’ after a Change of Control occurs.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, Atlantic Power shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.  Any failure of Atlantic Power to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Upon the request of Atlantic Power, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with Atlantic Power and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.                             Compliance with TIA.

Every amendment to or supplement of this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

Section 8.04.                             Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or Atlantic Power received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

Atlantic Power may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.                             Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if Atlantic Power or the Trustee so determine, in exchange for the Note Atlantic Power shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.                             Trustee to Sign Amendments, etc.

In addition to receiving an Officer’s Certificate pursuant to Section 11.04 of the Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture, that the conditions precedent thereto have been satisfied and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of Atlantic Power and any Guarantors, enforceable in accordance with its terms (subject to customary exceptions).  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.                             Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of Atlantic Power, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1)           either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Atlantic Power and thereafter repaid to Atlantic Power or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the Notes (i) have become due and payable, (ii) will become due and payable at their Maturity Date within one year or (iii) if redeemable at the option of Atlantic Power, are to be called for redemption within one year pursuant to the terms of the Indenture, and Atlantic Power has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount of U.S. legal tender or U.S. Governmental Obligations sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from Atlantic Power directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           Atlantic Power and/or the Guarantors have paid all other sums payable under this Indenture; and

(3)           Atlantic Power has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing paragraph, Atlantic Power’s obligations in Article 2 and Sections 4.01, 4.14, 7.07, 9.06 and 9.07 hereof shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08 hereof.  After the Notes are no longer outstanding, Atlantic Power’s obligations in Sections 7.07, 9.06 and 9.07 hereof shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of Atlantic Power’s and each Guarantor’s obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified above.

Section 9.02.                            Legal Defeasance.

(a)           Atlantic Power may, at its option at any time, elect to have this section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b)           Upon Atlantic Power’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), Atlantic Power and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that Atlantic Power and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other respective obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of Atlantic Power, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) Atlantic Power’s obligations with respect to such Notes under Article 2 and Section 4.13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Atlantic Power’s obligations in connection therewith and (iv) this Article 9.  Subject to compliance with this Article 9, Atlantic Power may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.                             Covenant Defeasance.

(a)           Atlantic Power may, at its option by Board Resolution of the Board of Directors of Atlantic Power, at any time, elect to have this Section be applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

(b)           Upon Atlantic Power’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), Atlantic Power and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.03 through 4.14,  4.16 and 4.17 hereof, inclusive, and Article 5 hereof with respect to the outstanding Notes and the Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder.  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, Atlantic Power and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture, and such Notes and the Guarantees shall be unaffected thereby.  In addition, upon Atlantic Power’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(c), 6.01(d) and 6.01(e) hereof shall not constitute Events of Default.

Section 9.04.                             Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes and the Guarantees:

(1)           Atlantic Power must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by Atlantic Power, to pay the principal of, premium, if any, and interest on the Notes on the scheduled due dates or on the applicable Redemption Date, as the case may be, provided that the Trustee shall have received an irrevocable written order from Atlantic Power instructing the Trustee to apply such U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes;

(2)           in the case of an election under Section 9.02 hereof, Atlantic Power shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) Atlantic Power has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Legal Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 9.03 hereof, Atlantic Power shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Sections 6.01(f) and 6.01(g) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (other than a Default or Event of Default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the Notes concurrently with such incurrence);

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under this Indenture or any other material agreement or instrument to which Atlantic Power or any of its Restricted Subsidiaries is a party or by which Atlantic Power or any of its Restricted Subsidiaries is bound;

(6)           Atlantic Power shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by Atlantic Power with the intent of preferring the Holders over any other creditors of Atlantic Power or with the intent of defeating, hindering, delaying or defrauding any other creditors of Atlantic Power or others;

(7)           Atlantic Power shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than, in the case of such Opinion of Counsel, paragraph (6) above as to which such counsel need not express an opinion) provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)           Atlantic Power shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit and assuming that no Holder is an “insider” with respect to Atlantic Power, as that term is defined in Section 101 of title 11, United States Bankruptcy Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code;

(9)           such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of Atlantic Power; and

(10)         Atlantic Power shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05.                             Application of Trust Money.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

Atlantic Power and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to Atlantic Power from time to time upon a written request of Atlantic Power in the form of an Officer’s Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.                             Repayment to Atlantic Power.

Subject to Sections 9.01, 9.,02, 9.03, 9.04, 9.05 and 9.07 hereof, the Trustee and the Paying Agent shall promptly pay to Atlantic Power upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to Atlantic Power upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of Atlantic Power cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Atlantic Power.  After payment to Atlantic Power, Holders entitled to such money must look to Atlantic Power for payment as general creditors unless an applicable law designates another Person.

Section 9.07.                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Atlantic Power’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if Atlantic Power or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, Atlantic Power and each such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 10

GUARANTEES

Section 10.01.                       Unconditional Guarantee.

Each Guarantor (other than Curtis Palmer) hereby unconditionally, jointly and severally, guarantees to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that the principal of, premium thereon (if any) and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of Atlantic Power to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof.  Curtis Palmer, upon executing a Guarantee, agrees with each Holder of a Note authenticated by the Trustee and with the Trustee and its successors and assigns that it hereby unconditionally guarantees CPILP’s Guarantee of the Notes.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against Atlantic Power, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor (other than Curtis Palmer) hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Atlantic Power, any right to require a proceeding first against Atlantic Power, protest, notice and all demands whatsoever and covenants that the Guarantee as it relates to such Guarantor will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.  Curtis Palmer, upon executing a Guarantee, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of CPILP, any right to require a proceeding first against CPILP, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Guarantee of CPILP.If any Holder or the Trustee is required by any court or otherwise to return to Atlantic Power, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to Atlantic Power or any Guarantor, any amount paid by Atlantic Power or any Guarantor to the Trustee or such Holder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between a Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 hereof for the purpose of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall become due and payable by each Guarantor for the purpose of each Guarantee.

Each Guarantor also agrees to pay any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 10.

Section 10.02.                       Severability.

In case any provision of this Article 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.03.                       Successors and Assigns.

This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.04.                       No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section 10.05.                       Release of Guarantor.

A Guarantor shall cease to constitute a Guarantor, and its Guarantee shall be deemed cancelled, cease to be of further force and effect, and is hereby released from all of its obligations under its Guarantee:

(i)            in connection with (i) any direct or indirect sale, conveyance or other disposition of all of the capital stock or all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) and (ii) the merger, amalgamation or consolidation of a Guarantor with Atlantic Power or any other Guarantor;

(ii)           if such Guarantor is dissolved, liquidated or wound-up in accordance with the provisions of this Indenture;

(iii)          if such Guarantor no longer guarantees borrowings under the Senior Secured Revolving Credit Facility;

(iv)          if Curtis Palmer no longer guarantees CPILP’s guarantee of borrowings under the Senior Secured Revolving Credit Facility; or

(v)           upon any legal Defeasance of the Indenture or satisfaction and discharge of the Indenture in accordance with Secton 9.

Upon request and upon being provided an Officer’s Certificate and Opinion of Counsel complying with Section 11.04 and 11.05, the Trustee shall execute and deliver confirmation of the cancellation and release of the Guarantee of any Guarantor authorized by this Section though such confirmation is not required for a Guarantor to be released from its obligations under this Indenture.

Section 10.06.                       Execution of Supplemental Indenture for Future Guarantors.

Each Subsidiary which is required or elects to become a Guarantor shall, and Atlantic Power shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto, pursuant to which such Subsidiary shall become a Guarantor under this Article 10.  Concurrently with the execution and delivery of such supplemental indenture substantially in the form of Exhibit E hereto, Atlantic Power shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

Section 10.07.                       Execution and Delivery of Guarantee.

To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.  Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.08.                       Subordination of Subrogation and Other Rights.

Each Guarantor hereby agrees that any claim against Atlantic Power that arises from the payment, performance or enforcement of such Guarantor’s obligations under the Guarantee or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01.                       TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.                       Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by email, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Atlantic Power or any Guarantor:

Atlantic Power Corporation
200 Clarendon Street, Floor 25
Boston, Massachusetts
USA 02116
Facsimile: (617) 977-2410
Attention: Barry Welch, Director, President and Chief Executive Officer
Email:

Copy to:

Goodwin Procter LLP
53 State Street
Boston, Massachusetts 02109
Facsimile: (617) 523-1231
Attention: James P.C. Barri, Esq.

If to the Trustee:

Wilmington Trust, National Association
246 Goose Lane, Suite 105
Guilford, CT 06437
Attention: Corporate Capital Markets Services - Atlantic Power Corporation
Fax: (203) 453-1183
Email: jodonnell@wilmingtontrust.com

Atlantic Power, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.  Any notice or communication to Atlantic Power, any Guarantors or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied or electronically delivered; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).  Notwithstanding the foregoing, the Trustee shall not be deemed to have been given notice until such notice is actually received.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 11.03.                       Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  Atlantic Power, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.                       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by Atlantic Power or any Guarantor to the Trustee to take any action under this Indenture, Atlantic Power or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)           an Officer’s Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 11.05.                       Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)           a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 11.06.                       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at meetings of Holders.  The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07.                      Legal Holidays.

A “Legal Holiday” is a Saturday, a Sunday, a federally recognized holiday or a day on which the Trustee, or  banking institutions in the State of New York, are not required to be open.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.                       Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.09.                       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of Atlantic Power or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10.                       No Recourse Against Others.

A director, officer, employee, stockholder or incorporator, as such, of Atlantic Power or any Guarantor shall not have any liability for any obligations of Atlantic Power or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 11.11.                       Successors.

All agreements of each of Atlantic Power and each Guarantor in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors.

Section 11.12.                       Consent to Jurisdiction and Service of Process; Waiver of Immunities.

(a)           Each of the parties hereto irrevocably consent to the jurisdiction of the the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and Atlantic Power and the Guarantors irrevocably submit to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding a “Related Judgment,” as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  Each of the parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.  Atlantic Power and each Guarantor not located in the United States irrevocably appoints Atlantic Power Generation, Inc., a Delaware corporation, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b)           With respect to any Related Proceeding, each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 11.13.                       Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a)           U.S. Dollars are the sole currency of account and payment for all sums payable by Atlantic Power and the Guarantors under or in connection with the Notes, the Guarantees or this Indenture, including damages related thereto.  Any amount received or recovered in a currency other than U.S. Dollars by a Holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of Atlantic Power or otherwise) in respect of any sum expressed to be due to it from Atlantic Power shall only constitute a discharge to Atlantic Power to the extent of the U.S. Dollar amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Notes, Atlantic Power shall indemnify it against any loss sustained by it as a result as set forth in Section 11.13(b).  In any event, Atlantic Power and the Guarantors shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 11.13, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b)           Atlantic Power and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(1)           (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)           If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, Atlantic Power and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2)           In the event of the winding-up of Atlantic Power or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, Atlantic Power and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of Atlantic Power or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of Atlantic Power or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(3)           For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of indebtedness, the U.S. dollar-equivalent principal amount of indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such indebtedness was incurred, in the case of term indebtedness, or first committed, in the case of revolving credit indebtedness; provided that if such indebtedness is incurred to refinance other indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the principal amount of such indebtedness being refinanced.  Notwithstanding any other provision of this covenant, the maximum amount of indebtedness that Atlantic Power may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any indebtedness incurred to refinance other indebtedness, if incurred in a different currency from the indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing indebtedness is denominated that is in effect on the date of such refinancing.

(c)           The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 11.13 shall constitute separate and independent obligations from the other obligations of Atlantic Power and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against Atlantic Power and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of Atlantic Power or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by Atlantic Power or any Guarantor or the liquidator or otherwise or any of them.  In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d)           The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

Section 11.14.                       Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.15.                      Table of Contents, Headings, etc.

The table of contents, cross reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16.                       Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

ATLANTIC POWER CORPORATION

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President and Chief Executive Officer

GUARANTORS

ATLANTIC AUBURNDALE, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC CADILLAC HOLDINGS, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC IDAHO WIND C, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC IDAHO WIND HOLDINGS, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC PIEDMONT HOLDINGS, LLC

By:		/s/ Barry E. Welch
Name: Barry E. Welch
Title: President

ATLANTIC POWER GENERATION, INC.

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC POWER HOLDINGS, INC.

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC POWER SERVICES, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC POWER SERVICES CANADA GP INC.

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC POWER SERVICES CANADA LP

By:	ATLANTIC POWER SERVICES CANADA
GP INC., ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
Name:		Barry E. Welch
Title:		President

ATLANTIC POWER TRANSMISSION, INC.

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ATLANTIC RENEWABLES HOLDINGS, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

AUBURNDALE GP, LLC

By:	AUBURNDALE LP, LLC,
ITS SOLE MEMBER

By:	ATLANTIC AUBURNDALE, LLC,
ITS SOLE MEMBER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

AUBURNDALE LP, LLC

By:	ATLANTIC AUBURNDALE, LLC,
ITS SOLE MEMBER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

BADGER POWER ASSOCIATES, L.P.

By:	TETON POWER FUNDING, LLC,
ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

By:	BADGER POWER GENERATION I LLC,
ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

BADGER POWER GENERATION I LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

BADGER POWER GENERATION II LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

BAKER LAKE HYDRO LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

DADE INVESTMENT, L.P.

By:	NCP DADE POWER, LLC,
ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

EPSILON POWER FUNDING, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

HARBOR CAPITAL HOLDINGS, LLC

By:	ATLANTIC POWER HOLDINGS, INC.,
ITS SOLE MEMBER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

LAKE COGEN LTD.

By:	NCP LAKE POWER LLC
ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

LAKE INVESTMENT, L.P.

By:	NCP LAKE POWER, LLC
ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

NCP DADE POWER LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

NCP GEM LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

NCP LAKE POWER LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

NCP PASCO LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

OLYMPIA HYDRO LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ORLANDO POWER GENERATION I LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

ORLANDO POWER GENERATION II LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

PASCO COGEN, LTD.

By:	NCP DADE POWER LLC,
ITS GENERAL PARTNER

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

TETON EAST COAST GENERATION LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

TETON NEW LAKE, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

TETON OPERATING SERVICES, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

TETON POWER FUNDING, LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

TETON SELKIRK LLC

By:	/s/ Barry E. Welch
	Name:	Barry E. Welch
	Title:	President

S-8

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

EXHIBIT A

[Insert the Private Placement Legend and/or the Global Note Legend as applicable]

CUSIP No.:

ATLANTIC POWER CORPORATION

SERIES A 9% SENIOR NOTE DUE 2018

No.	$

ATLANTIC POWER CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of               DOLLARS on November 15, 2018.

Interest Payment Dates:  May 15 and November 15, commencing May 15, 2012.

Record Dates:  May 1 and November 1.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Atlantic Power Corporation has caused this Note to be signed manually or by facsimile by its duly authorized Officers.

ATLANTIC POWER CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:   [                      ]

Certificate of Authentication

This is one of the Series A 9% Senior Notes due 2018 referred to in the within mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:   [                    ]

(REVERSE OF SECURITY)

9% SENIOR NOTE DUE 2018

1.                                       Interest. Atlantic Power Corporation, a Delaware corporation (“Atlantic Power”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from November 4, 2011(1). Atlantic Power will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 15, 2012(2). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Atlantic Power shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2.                                       Method of Payment. Atlantic Power shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that Atlantic Power may pay principal, premium, if any, and interest by check payable in such money. Atlantic Power may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar. Initially, Wilmington Trust, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. Atlantic Power may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.                                       Indenture. Atlantic Power issued this Note under an Indenture, dated as of November 4, 2011 (the “Indenture”), by and among Atlantic Power, the Guarantors and the Trustee. This Note is one of a duly authorized issue of Initial Notes of Atlantic Power designated as its Series A 9% Senior Notes due 2018 (the “Notes”). The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and Additional Notes, if any, pursuant to the Indenture. The Initial Notes, the Additional Notes, if any, and the Exchange Notes are treated as a single class of securities under the Indenture and are evidence of the same debt of the Issuer and are evidence of the same debt of the Issuer. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a

(1)                                  In the case of Notes issued on the Issue Date.

(2)                                  In the case of Notes issued on the Issue Date.

statement of them. The Notes are general unsecured obligations of Atlantic Power. In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.

5.                                       Optional Redemption.

(i)                                     At any time prior to November 15, 2014, Atlantic Power may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder, with a copy to the Trustee, or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following, on or prior to such Redemption Date).

(ii)                                  The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after November 15, 2014, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following, on or prior to such redemption date), if redeemed during the twelve-month period beginning on November 15th of the years indicated below:

Year	Redemption Price

2014	104.500%
2015	102.250%
2016 and thereafter	100.000%

(iii)                               Prior to November 15, 2014, Atlantic Power may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 109% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following on or prior to such Redemption Date); provided that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; provided further that each redemption occurs within 90 days of the date of closing of each such Equity Offering.

(iv) If the Issuer is required to pay Additional Amounts (as defined in the Indenture) the Issuer may redeem the Notes at a redemption price equal to 100% of the principal amount thereof (plus accrued and unpaid interest, if any, to the applicable Redemption Date) in accordance with the terms of, and subject to the limitations on such optional redemption contained in, the Indenture.

6.                                       Mandatory Redemption.

(i)                                     In the event that Atlantic Power does not consummate the acquisition of Capital Power Income L.P. on or prior to December 15, 2011 or the acquisition agreement with respect to such acquisition is terminated at any time prior thereto, then Atlantic Power will redeem all the Notes on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate accreted principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance to but excluding the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The notice of special mandatory redemption shall be mailed, with a copy to the Trustee, within 10 Business Days after the occurrence of the event triggering redemption to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest.

(ii)                                  Other than as set forth in clause (i) above, the Issuer shall not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.

7.                                       Notice of Redemption. Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address (with a copy to the Trustee).

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Atlantic Power defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

8.                                       Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event, and subject to further limitations contained therein, Atlantic Power will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

9.                                       Registration Rights.

(a)                                  Pursuant to the Registration Rights Agreement (as defined), Atlantic Power will be obligated to consummate an Exchange Offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a like principal amount of Exchange Notes which have been registered under the Securities Act.

(b)                                 If (i) the Exchange Offer is not consummated on or prior to the 270th day following the Issue Date, (ii) any Shelf Registration Statement required to be filed by this Agreement has not been filed and has not become or is not declared effective by the Commission on or prior to the 270th day following the date of the original issuance of the Notes or (iii) any such Shelf Registration Statement becomes or is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities for more than 120 days in the aggregate in any twelve month period (each such event referred to in clauses (i) through (iii) above, a “Registration Default”), the interest rate borne by the Securities shall be increased (“Additional Interest”) by 0.25% per annum for the 90-day period (or portion thereof) beginning on the day immediately following such Registration Default (or in the case of clause (iii), the day immediately following the 120th date that such Shelf Registration Statement ceases to be usable in the applicable twelve-month period), which rate will increase by 0.25% per annum at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50% per annum. Following the cure of all Registration Defaults the accrual of Additional Interest will cease and the interest rate will revert to the original rate. The Company will not be obligated to pay Additional Interest in respect of more than one default at a time. In the case of a Registration Default under clause (iii) of this paragraph, Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

(c)                                  The Issuer shall notify the Trustee within three business days after each date of a Registration Default (an “Event Date”) and following the cure of any Registration Default. Additional Interest will be payable in cash. The Additional Interest due shall be payable on each interest payment date to the record Holder of Registrable Securities entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

(d)                                 The provisions described in this Section 9 are qualified in their entirety by reference to the Registration Rights Agreement, which defines Holders rights to Additional Interest.

10.                                 Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

11.                                 Persons Deemed Owners. The registered holder of a Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to Atlantic Power. After that, Holders entitled to money must look to Atlantic Power for payment as general creditors unless an “abandoned property” law designates another person.

13.                                 Legal Defeasance and Covenant Defeasance. If Atlantic Power at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, Atlantic Power will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

14.                                 Amendments, Supplements, and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

15.                                 Restrictive Covenants. The Indenture imposes certain limitations on, among other things, Atlantic Power’s ability and the ability of its Guarantors to incur indebtedness or enter into certain sale and leaseback transactions, the ability of Atlantic Power and its Subsidiaries to pay dividends, purchase and redeem its Equity Interests or make other Restricted Payments, and Atlantic Power’s ability to consolidate, merge, amalgamate with or transfer its assets substantially as an entirety. Such limitations are subject to a number of important qualifications and exceptions. Atlantic Power must annually report to the Trustee on compliance with such limitations.

16.                                 Successor Entity. When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

17.                                 Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to Atlantic Power and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(e) or (f) of the Indenture occurs with respect to Atlantic Power and is continuing, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

18.                                 Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Atlantic Power, and may otherwise deal with Atlantic Power, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to the TIA.

19.                                 No Recourse Against Others. As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of Atlantic Power shall have any liability for any obligation of Atlantic Power under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

20.                                 Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21.                                 Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE). EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

22.                                 Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=

Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Defined terms used herein and not otherwise defined shall have such meaning as set forth in the Indenture.

23.                                 CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Atlantic Power has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.                                 Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Atlantic Power will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Atlantic Power Corporation, Attention: General Counsel, 200 Clarendon Street, Floor 25, Boston, Massachusetts, USA, Attention: Barry Welch, Director, President and Chief Executive Officer, Facsimile: (617) 977-2410.

FORM OF GUARANTEE

[Each Guarantor][Curtis Palmer] (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby [jointly and severally], unconditionally guarantees [the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of Atlantic Power][the guarantee of CPILP’s Guarantee of the Notes] to the Holders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture.

The terms of this Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture. For the avoidance of doubt, the terms of Article 10 of the Indenture are incorporated by reference into this Guarantee as if set forth herein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                                 agent to transfer this Note on the books of Atlantic Power. The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by Atlantic Power pursuant to Section 4.08 of the Indenture, check the following box:

Section 4.08 ☐

If you want to elect to have only part of this Note purchased by Atlantic Power pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $         . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT B

[Insert the Global Note Legend as applicable]

CUSIP No.:

ATLANTIC POWER CORPORATION

SERIES B 9% SENIOR NOTE DUE 2018

No.                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                       $

ATLANTIC POWER CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of                  DOLLARS on November 15, 2018.

Interest Payment Dates:  May 15 and November 15, commencing May 15, 2012(3).

Record Dates:  May 1 and November 1.

Reference is made to the further provisions of this Note contained herein and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

(3)                                  Interest payment date may change from Form of Initial Note depending on when exchange offer is completed.

IN WITNESS WHEREOF, Atlantic Power Corporation has caused this Note to be signed manually or by facsimile by its duly authorized officers.

ATLANTIC POWER CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Dated:   [                      ]

Certificate of Authentication

This is one of the Series B 9% Senior Notes due 2018 referred to in the within mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:   [                      ]

(REVERSE OF SECURITY)

9% SENIOR NOTE DUE 2018

1.                                       Interest.  Atlantic Power Corporation, a Delaware corporation (“Atlantic Power”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from November 4, 2011(4).  Atlantic Power will pay interest semi-annually in arrears on each Interest Payment Date, commencing May 15, 2012(5).  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Atlantic Power shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

2.                                       Method of Payment.  Atlantic Power shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  Payments of principal and premium, if any, will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that Atlantic Power may pay principal, premium, if any, and interest by check payable in such money.  Atlantic Power may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar.  Atlantic Power may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4.                                       Indenture.  Atlantic Power issued this Note under an Indenture, dated as of November 4, 2011 (the “Indenture”), by and among Atlantic Power, the Guarantors and the Trustee.  This Note is one of a duly authorized issue of Initial Notes of Atlantic Power designated as its Series B 9% Senior Notes due 2018 (the “Notes”).  The Notes include the Initial Notes, the Additional Notes, if any, and the Exchange Notes issued in exchange for the Initial Notes and Additional Notes, if any, pursuant to the Indenture.  The Initial Notes, the Additional Notes, if any, and the Exchange Notes are treated as a single class of securities under the Indenture and are evidence of the same debt of the Issuer and are evidence of the same debt of the Issuer.  Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a

(4)                                  In the case of Notes issued on the Issue Date.

(5)                                  In the case of Notes issued on the Issue Date.

statement of them.  The Notes are general unsecured obligations of Atlantic Power.  In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.

5.                                       Optional Redemption.

(i)                                     At any time prior to November 15, 2014, Atlantic Power may redeem the Notes, in whole but not in part, upon not less than 30 nor more than 60 days’ prior notice mailed to each holder, with a copy to the Trustee, or otherwise in accordance with the procedures of the depositary at a redemption price equal to 100% of the aggregate principal amount of the Notes plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following, on or prior to such Redemption Date).

(ii)                                  The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after November 15, 2014, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following, on or prior to such redemption date), if redeemed during the twelve-month period beginning on November 15th of the years indicated below:

Year	Redemption Price
2014	104.500%
2015	102.250%
2016 and thereafter	100.000%

(iii)                               Prior to November 15, 2014, Atlantic Power may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 109% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date following on or prior to such Redemption Date); provided that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; provided further that each redemption occurs within 90 days of the date of closing of each such Equity Offering.

(iv) If the Issuer is required to pay Additional Amounts (as defined in the Indenture) the Issuer may redeem the Notes at a redemption price equal to 100% of the principal amount thereof (plus accrued and unpaid interest, if any, to the applicable Redemption Date) in accordance with the terms of, and subject to the limitations on such optional redemption contained in, the Indenture.

6.                                       Mandatory Redemption.

(i)                                     In the event that Atlantic Power does not consummate the acquisition of Capital Power Income L.P. on or prior to December 15, 2011 or the acquisition agreement with respect to such acquisition is terminated at any time prior thereto, then Atlantic Power will redeem all the Notes on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate accreted principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance to but excluding the Special Mandatory Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The notice of special mandatory redemption shall be mailed, with a copy to the Trustee, within 30 calendar days after the occurrence of the event triggering redemption to each holder at its registered address.  If funds sufficient to pay the special mandatory redemption price of all Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such Special Mandatory Redemption Date, the Notes will cease to bear interest.

(ii)                                  Other than as set forth in clause (i) above, the Issuer shall not be required to make any other mandatory redemption or sinking fund payments with respect to the Notes.

7.                                       Notice of Redemption.  Notice of redemption under paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder’s registered address (with a copy to the Trustee).

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless Atlantic Power defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

8.                                       Offers to Purchase.  The Indenture provides that upon the occurrence of a Change of Control Triggering Event, and subject to further limitations contained therein, Atlantic Power will make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

9.                                       [Reserved].

10.                                 Denominations; Transfer; Exchange.  The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

11.                                 Persons Deemed Owners.  The registered holder of a Note shall be treated as the owner of it for all purposes.

12.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to Atlantic Power.  After that, Holders entitled to money must look to Atlantic Power for payment as general creditors unless an “abandoned property” law designates another person.

13.                                 Legal Defeasance and Covenant Defeasance.  If Atlantic Power at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, Atlantic Power will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

14.                                 Amendments, Supplements, and Waivers.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

15.                                 Restrictive Covenants.  The Indenture imposes certain limitations on, among other things, Atlantic Power’s ability and the ability of its Guarantors to incur indebtedness or enter into certain sale and leaseback transactions, the ability of Atlantic Power and its Subsidiaries to pay dividends, purchase and redeem its Equity Interests or make other Restricted Payments, and Atlantic Power’s ability to consolidate, merge, amalgamate with or transfer its assets substantially as an entirety.  Such limitations are subject to a number of important qualifications and exceptions.  Atlantic Power must annually report to the Trustee on compliance with such limitations.

16.                                 Successor Entity.  When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

17.                                 Defaults and Remedies.  Events of Default are set forth in the Indenture.  If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f)) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to Atlantic Power and (if given by the Holders) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.  In case an Event of Default specified in Section 6.01(e) or (f) of the Indenture occurs with respect to Atlantic Power and is continuing, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

18.                                 Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Atlantic Power, and may otherwise deal with Atlantic Power, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to the TIA.

19.                                 No Recourse Against Others.  As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of Atlantic Power shall have any liability for any obligation of Atlantic Power under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

20.                                 Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21.                                 Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

22.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).  Defined terms used herein and not otherwise defined shall have such meaning as set forth in the Indenture.

23.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Atlantic Power has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24.                                 Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

Atlantic Power will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:  Atlantic Power Corporation, Attention:  General Counsel, 200 Clarendon Street, Floor 25, Boston, Massachusetts, USA, Attention:  Barry Welch, Director, President and Chief Executive Officer, Facsimile:  (617) 977-2410.

FORM OF GUARANTEE

[Each Guarantor][Curtis Palmer] (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Note upon which this notation is endorsed) hereby, [jointly and severally], unconditionally guarantees [the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of Atlantic Power][the guarantee of CPILP’s Guarantee of the Notes], all in accordance with the terms set forth in Article 10 of the Indenture.

The terms of this Guarantee include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture.  For the avoidance of doubt, the terms of Article 10 of the Indenture are incorporated by reference into this Guarantee as if set forth herein.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee shall cease to be of further force and effect and may be released upon the terms set forth in the Indenture.

[ ]

By:
Name:
Title:

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                                                                                 agent to transfer this Note on the books of Atlantic Power.  The agent may substitute another to act for him.

Date:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by Atlantic Power pursuant to Section 4.08 of the Indenture, check the following box:

Section 4.08  ☐

If you want to elect to have only part of this Note purchased by Atlantic Power pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Medallion Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $               .  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

EXHIBIT C

Certificate to Be Delivered upon Exchange
or Registration of Transfer of Notes

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

Attention:  Corporate Capital Market Services—Atlantic Power Administrator

Re:                               Atlantic Power Corporation (“Atlantic Power”)
9% Senior Notes due 2018 (the “Notes”)

                                        (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                       ☐                                    CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO RULE 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable “Blue Sky” securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2.                                       ☐                                    CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A CERTIFICATED NOTE PURSUANT TO REGULATION S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule

904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3.                                       ☐                                    CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A CERTIFICATED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)                                 ☐                                    or such Transfer is being effected to Atlantic Power or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                       ☐                                    CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED CERTIFICATED NOTE.

(a)                                  ☐                                    CHECK IF TRANSFER IS PURSUANT TO RULE 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b)                                 ☐                                    CHECK IF TRANSFER IS PURSUANT TO REGULATION S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c)                                  ☐                                    CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of Atlantic Power.

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                       The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                       ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                       ), or

(b)                                 ☐                                    a Restricted Certificated Note.

2.                                       After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                  ☐                                    a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP                       ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP                       ), or

(iii)                               ☐                                    Unrestricted Global Note (CUSIP                       ),  or

(b)                                 ☐                                    a Restricted Certificated Note; or

(c)                                  ☐                                    an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Wilmington Trust, National Association
246 Goose Lane, Suite 105

Guilford, CT 06437
Attention:  Corporate Capital Market Services—Atlantic Power Administrator

Re:  Atlantic Power Corporation, 9%  Senior Notes due 2018

(CUSIP                       )

Reference is hereby made to the Indenture, dated as of November 4, 2011 (the “Indenture”), among Atlantic Power Corporation, as issuer (the “Company”), the Guarantors named therein and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                 in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a)           ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED CERTIFICATED NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐  CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE.  In connection with the Owner’s Exchange of a Restricted Certificated Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐  CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO UNRESTRICTED CERTIFICATED NOTE.  In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             EXCHANGE OF RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED CERTIFICATED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a)           ☐  CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED CERTIFICATED NOTE.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.

(b)           ☐  CHECK IF EXCHANGE IS FROM RESTRICTED CERTIFICATED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE.  In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE]        144A Global Note,        Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of Atlantic Power.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT E

Form of Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [                    ], among [                   ] ([the “New Guarantor”][“Curtis Palmer”]), a subsidiary of Atlantic Power Corporation (or its successor), a British Columbia corporation (“Atlantic Power”), the Guarantors (the “Existing Guarantors”) under the Indenture referred to below, and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS Atlantic Power has heretofore executed and delivered to the Trustee an Indenture (as such may be amended from time to time, the “Indenture”), dated as of November 4, 2011, providing for the issuance of its 9% Senior Notes due 2018 (the “Notes”);

WHEREAS under certain circumstances Atlantic Power is required (or permitted) to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of Atlantic Power’s obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 8.01 of the Indenture, the Trustee, Atlantic Power and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, Atlantic Power, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Definitions.

(a)           Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b)           For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee.  The [New Guarantor][Curtis Palmer] hereby agrees[, jointly and severally with all other Guarantors,] to guarantee [Atlantic Power’s obligations under the Notes and the Indenture][CPILP’s obligations under its Guarantee of the Notes] on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.  From and after the date hereof, the [New Guarantor][Curtis Palmer] shall be a Guarantor for all purposes under the Indenture and the Notes.

3.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

4.             Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR STATUTE).  EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.             Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by Atlantic Power.

6.             Multiple Counterparts.  The parties may sign multiple counterparts of this Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

7.             Headings.  The headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

By:
Name:
Title:

ATLANTIC POWER CORPORATION

By:
Name:
Title:

By:
Name:
Title:

EXISTING GUARANTORS:

By:
Name:
Title:

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title: